                       [LOGO OF ARMSTRONG APPEARS HERE]

                       Armstrong World Industries, Inc.


To all Armstrong Shareholders:

  We cordially invite you to attend Armstrong's 1999 Annual Meeting of Shareholders. This year's meeting is being held at Armstrong's new principal offices, which are located at 2500 Columbia Avenue, Lancaster, Pennsylvania. The meeting will commence at 10:00 a.m. on Monday, April 26, 1999.

  At the meeting, shareholders will:

     . elect four directors to the Board of Directors;
     . vote on the 1999 Long-Term Incentive Plan, which replaces the 1993
         Long-Term Stock Incentive Plan; and
     . act on other business that may properly come before the meeting.

  Please carefully review the enclosed proxy statement. Then, please complete, sign and date your proxy card and return it promptly in the enclosed envelope. Your vote is important. We appreciate your attention to this letter and the accompanying proxy statement.


                                          Sincerely yours,

                                          /s/ George A. Lorch

                                          George A. Lorch
                                          Chairman and Chief Executive Officer



March 16, 1999

                        ARMSTRONG WORLD INDUSTRIES, INC.

                            Lancaster, Pennsylvania

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


Armstrong's 1999 Annual Meeting of Shareholders will be held as follows:

        Date:  Monday, April 26, 1999

        Time:  10:00 a.m.

       Place:  Armstrong World Industries, Inc.
               2500 Columbia Avenue
               Lancaster, Pennsylvania

    Purposes:  . To elect one director for a term expiring in 2001, and three directors for terms expiring in 2002;
               . To vote on the 1999 Long-Term Incentive Plan; and
               . To transact other business that may properly come before the meeting.

  The accompanying proxy statement discusses these items in detail. Record holders of Armstrong's common stock at the close of business on February 19, 1999, may vote at the meeting.

  Your vote is important. Please complete, sign and date your proxy card and promptly mail it in the enclosed envelope. ChaseMellon Shareholder Services, L.L.C. will act as independent judges of election and vote tabulators for the meeting.

  The enclosed proxy is being solicited on behalf of Armstrong's Board of Directors. You can return it in the enclosed envelope. No postage is required if it is mailed in the United States.



                                       Deborah K. Owen
                                       Senior Vice President, Secretary
                                       and General Counsel



March 16, 1999

                        ARMSTRONG WORLD INDUSTRIES, INC.
                              2500 Columbia Avenue
                              Lancaster, PA 17603


PROXY STATEMENT

  Armstrong's Board of Directors is soliciting proxies for the 1999 Annual Meeting of Shareholders, which will be held on Monday, April 26, 1999 at 10:00 a.m. Armstrong began mailing this proxy statement and the accompanying proxy card to shareholders on or about March 16, 1999.

How to Vote

  To vote by proxy, you must complete, sign, date and return the enclosed proxy card. Alternatively, you may vote in person if you attend the meeting.

Who May Vote

  Only holders of common stock, as recorded in Armstrong's stock register on February 19, 1999, may vote at the meeting. On that date, Armstrong had 40,023,675 shares of common stock outstanding. Each of these shareholders may vote in person or by proxy. The presence at the meeting (in person or by proxy) of a majority of the shares of common stock outstanding constitutes a quorum for the conduct of business at the meeting.

Proxy Cards

  You may receive more than one proxy card depending on how you hold your shares. If you hold shares under different names, you may receive multiple sets of proxy materials. Also, if someone else holds shares for you in their name, such as a stockbroker, you may get material from the stockbroker asking how you want to vote those shares. Shares held through Armstrong's Automatic Dividend Reinvestment Plan, including fractional shares, are included on the same proxy card as shares registered in your name.

Revocation of a Proxy

  Any shareholder who executes and returns a proxy card may revoke the proxy at any time before it is voted. You can revoke a proxy by:

     . filing a written notice of revocation with Armstrong's Secretary; . executing a proxy card bearing a later date; or . attending the meeting and voting in person.

Attendance at the meeting will not in and of itself revoke any proxy you previously granted.

Voting Rights and Cumulative Voting

  Shareholders are entitled to one vote for each share of common stock held on February 19, 1999, other than in the election of directors. In the election of directors, shareholders may cumulate their votes. Under cumulative voting, a shareholder multiplies the number of shares he or she holds times the number of directors being elected to determine the number of votes the shareholder may cast in the election of directors. The shareholder may cast all of his or her votes for one director or distribute the votes in any other manner the shareholder chooses. The nominees receiving the greatest number of votes will be elected directors.

Abstentions and Broker Nonvotes

  Abstentions and broker nonvotes have the effect of votes against any matter submitted to the shareholders for approval (other than the election of directors). A shareholder can abstain from voting by marking the "abstain" box on the proxy card, or if the shareholder chooses to attend and vote at the meeting, on the ballot at the meeting. Broker nonvotes occur when a broker returns a proxy for the shares it holds for customers, but does not have the authority to vote on a particular matter. Armstrong's Bylaws require matters presented to shareholders to be approved by the affirmative vote of at least a majority of the votes present (in person or by proxy) and entitled to vote at the meeting. Therefore, abstentions and broker nonvotes will have the effect of votes against any matter submitted to the shareholders for approval (because the shares they represent are present at the meeting, but are not voted in favor of the matter). Shares covered by abstentions and broker nonvotes are considered present at the meeting for the purpose of a quorum even though no vote is cast.


ELECTION OF DIRECTORS

Board Nominees

  The Board has nominated the persons identified below for election as directors.

  The persons named on the accompanying proxy card have advised Armstrong that they intend to vote the proxies they receive for the election of the Board nominees. If a nominee refuses or is unable to serve as a director, the persons named on the accompanying proxy card intend to vote for the election of any other persons who may be nominated by the Board. The persons listed on the proxy card also intend to exercise cumulative voting rights to elect as many of the Board nominees as possible.


NOMINEE FOR TERM TO EXPIRE IN 2001
--------------------------------------------------------------------------------
[PHOTO OF JUDITH R. HABERKORN APPEARS HERE]

JUDITH R. HABERKORN
President - Consumer Sales and Service, Bell Atlantic

Member--Board Affairs and Governance Committee and Management Development and Compensation Committee

Director since July 1998        Age 52

Ms. Haberkorn is a graduate of Briarcliff (N.Y.) College and completed the Advanced Management Program at Harvard Business School. In 1998 she became President - Consumer Sales & Service for Bell Atlantic (telecommunications). She previously served as President - Public & Operator Services (1997-1998), also at Bell Atlantic, and Vice President - Material Management (1990-1997) for NYNEX Telesector Resources Group (telecommunications). Ms. Haberkorn is a director of Enesco Corporation and serves on the advisory boards of CIGNA Corporation, Horton International and Norfolk Southern. She is a member of the Committee of 200, The International Women's Forum and The Harvard Business School Network of Women Alumnae. She is a Vice President of the Harvard Business School Alumni Advisory Board, a director of the National Alliance of Breast Cancer Organizations and a member of the advisory board of The Enterprise Foundation.

NOMINEES FOR TERMS TO EXPIRE IN 2002
--------------------------------------------------------------------------------

Mr. Arnelle is Of Counsel with the law firm of Womble, Carlyle, Sandridge & Rice since October 1997 and former senior partner and co-founder of Arnelle, Hastie, McGee, Willis & Greene, a San Francisco-based corporate law firm. He is a graduate of Pennsylvania State University and the Dickinson School of Law. Armstrong has retained Womble, Carlyle, Sandridge and Rice for many years, including 1998 and 1999. Mr. Arnelle served as Vice-Chairman (1992-1995) and Chairman (1996-1998) of the Board of Trustees of the Pennsylvania State University. He serves on the Boards of Waste Management, Inc., FPL Group, Inc., Eastman Chemical Company, Textron, Inc., and Union Pacific Resources.

[PHOTO OF H. JESSE ARNELLE APPEARS HERE]

H. JESSE ARNELLE
Of Counsel
Womble, Carlyle, Sandridge & Rice

Member--Audit Committee and Finance Committee

Director since 1995     Age 65


Mr. Clark is a graduate of Clarkson University and Northwestern University where he earned his MBA degree. He joined Household International, Inc. (consumer financial services) in 1955 and, after holding a number of managerial and executive positions, was elected Chief Executive Officer in 1982 and Chairman of the Board in 1984. In 1994, he relinquished the title of Chief Executive Officer and retired as a Director and Chairman of the Board in May 1996, as a result of reaching Household's mandatory retirement age for employee directors. Mr. Clark is a trustee of Northwestern University and Chairman of the Board of Trustees of Clarkson University. He is also a Director of Warner-Lambert Company, Ameritech, Scotsman Industries, Inc., and PMI Group, Inc.

[PHOTO OF DONALD C. CLARK APPEARS HERE]

DONALD C. CLARK
Former Chairman of the Board, Household International, Inc.

Member--Board Affairs and Governance Committee (Chairman) and Management Development and Compensation Committee

Director since 1996     Age 67


Mr. Lorch is a graduate of Virginia Polytechnic Institute. He began his Armstrong association in 1963. He has served as the Company's Chairman of the Board since April 1994. Prior to his election as President and Chief Executive Officer in September 1993, he served as Executive Vice President from 1988. After various assignments in marketing with Armstrong and an Armstrong subsidiary (1963-1983), he served as Group Vice President for Carpet Operations during the period 1983 to 1988. Mr. Lorch is also a Director of Household International, Inc., R.R. Donnelley & Sons Company and Warner-Lambert Company. He is a member of The Business Roundtable, serving on the policy committee. He is also a member of the Conference Board and The Pennsylvania Business Roundtable, serving on the policy committee.

[PHOTO OF GEORGE A. LORCH APPEARS HERE]

GEORGE A. LORCH
Chairman, President and Chief Executive Officer of Armstrong

Director since 1988     Age 57

DIRECTORS WHOSE TERMS EXPIRE IN 2000
--------------------------------------------------------------------------------

[PHOTO OF VAN C. CAMPBELL APPEARS HERE]

VAN C. CAMPBELL
Vice Chairman, Corning Incorporated

Member---Audit Committee and Finance Committee (Chairman)

Director since 1991     Age 60


Mr. Campbell graduated from Cornell University and holds an MBA degree from Harvard University. He is Vice Chairman of Corning Incorporated (glass and ceramic products) and is a member of its Board of Directors. He also serves on the Boards of Dow Corning Corporation, Covance Inc., and Quest Diagnostics Incorporated. Mr. Campbell is a Trustee of the Corning Foundation, the Rockwell Museum and the Corning Museum of Glass.


[PHOTO OF JOHN A. KROL APPEARS HERE]

JOHN A. KROL
Former Chairman of the Board, E.I. du Pont de Nemours and Company

Member--Board Affairs and Governance Committee and Management Development and Compensation Committee

Director since February 1998    Age 62


Mr. Krol is a graduate of Tufts University where he also received a master's degree in chemistry. From 1997 until his retirement in 1998, he was Chairman of the Board of DuPont (chemicals, fibers, petroleum, life sciences and diversified businesses), which he joined in 1963, and where he also served as Chief Executive Officer (1995-1998), President (1995-1997), Vice Chairman (1992-1995), and Senior Vice President of DuPont Fibers (1990-1992). He is a director of Mead Corporation, J. P. Morgan & Co., and Catalyst, and a director designee of Milliken & Company. Mr. Krol also serves on the Boards of Trustees of the Tufts University and the University of Delaware, and the corporate liaison board of the American Chemical Society. He is a trustee of the Delaware Art Museum, Hagley Museum and the U.S. Council for International Business. He is also president of GEM: The National Consortium for Graduate Degrees for Minorities in Engineering and Science, Inc.


[PHOTO OF DAVID W. RAISBECK APPEARS HERE]

DAVID W. RAISBECK
Executive Vice President, Cargill, Incorporated

Member--Audit Committee and Finance Committee

Director since 1997     Age 49


Mr. Raisbeck is a graduate of Iowa State University and the executive MBA program at the University of Southern California. He joined Cargill, Incorporated (agricultural trading and processing businesses), in 1971 and has held a variety of merchandising and management positions focused primarily in the commodity and the financial trading businesses. Mr. Raisbeck was elected President of Cargill's Trading Sector in June 1993, a director of Cargill's Board in August 1994 and Executive Vice President in August 1995. He is executive supervisor of Cargill's Commodity Trading Sector, Human Resources and Asia-Pacific Sector, and a member of the Executive Committee and Human Resources Committee of the Cargill Board. Mr. Raisbeck is a member of the Chicago Mercantile Exchange and Minneapolis Grain Exchange. He is a governor of the Iowa State University Foundation and serves on the board of the Greater Minneapolis YMCA and the administrative committee of the Minneapolis United Way.

DIRECTORS WHOSE TERMS EXPIRE IN 2001
--------------------------------------------------------------------------------

Mr. LeVan is a graduate of Gettysburg College and the Harvard University Advanced Management Program. From May 1996 until his retirement in August 1998, he served as Chairman, President and Chief Executive Officer of Conrail (rail freight transportation), which he joined in 1978, and where he also served as Chief Operating Officer (1994-1996), Executive Vice President (1993-1994), and in various Senior Vice President positions (1990-1993). Mr. LeVan is a member of the Board of Trustees of Gettysburg College. He is also a member of the Board of the Philadelphia Fire Department Historical Corporation and the Board of Education for the School District of Philadelphia.


[PHOTO OF DAVID M. LEVAN APPEARS HERE]

DAVID M. LEVAN
Former Chairman, President and Chief Executive Officer, Conrail, Inc.

Member--Board Affairs and Governance Committee and Management Development and Compensation Committee

Director since February 1998    Age 53


Mr. Marley is a graduate of Pennsylvania State University and earned a master's degree in mechanical engineering from Drexel University. From 1993 until his retirement (August 1998), he served as Chairman of the Board of AMP Incorporated (electrical/electronic connection devices), which he joined in 1963 and where he served as President and Chief Operating Officer (1990-1992) and President (1986-1990). He also serves on the Board of Harsco Corporation.


[PHOTO OF JAMES E. MARLEY APPEARS HERE]

JAMES E. MARLEY
Former Chairman of the Board, AMP Incorporated

Member--Audit Committee (Chairman) and Finance Committee

Director since 1988     Age 63


Mr. Stead is a graduate of the University of Iowa and was a participant in the Advanced Management Program, Harvard Business School. On September 1, 1996, he became Chairman and Chief Executive Officer of Ingram Micro, Inc. (technology products and services). During 1995, he served as Chairman, President and Chief Executive Officer of Legent Corporation (integrated product and service software solutions) until its sale late in 1995. He was Executive Vice President, American Telephone and Telegraph Company (telecommunications) and Chief Executive Officer of AT&T Global Information Solutions (computers and communicating), formerly NCR Corp. (1993-1994). He was President of AT&T Global Business Communications Systems (communications) (1991-1993). He is a Director of Thomas & Betts and Conexant Systems, Inc.

[PHOTO OF JERRE L. STEAD APPEARS HERE]

JERRE L. STEAD
Chairman and Chief Executive Officer, Ingram Micro, Inc.

Member--Board Affairs and Governance Committee and Management Development and Compensation Committee (Chairman)

Director since 1992     Age 56

Director Attendance at Meetings

  During 1998, the Board of Directors held 10 meetings. The Audit, Board Affairs and Governance, Management Development and Compensation and Finance Committees held a total of 22 meetings. Each director attended at least 85% of the aggregate total meetings of the Board and Board committees.


DIRECTORS' COMPENSATION
--------------------------------------------------------------------------------

Nonemployee Directors

  Armstrong pays directors who are not employees a retainer of $20,000 per year. In addition, nonemployee directors receive $1,000 for each Board and Committee (other than Executive Committee) meeting attended. Nonemployee members of the Executive Committee receive an annual fee of $3,000. Armstrong also pays $1,000 per day plus reasonable expenses to directors for special assignments in connection with Board activity. Additionally, Armstrong pays an annual fee of $3,000 to each Committee chairman.

  Armstrong does not separately compensate directors who are officers or employees of Armstrong for services rendered as a director.

Discontinuation of Directors' Retirement Benefits

  In 1995, the Board discontinued the Directors' Retirement Income Plan for directors who joined the Board after January 1, 1996. Under that plan, if a director attains at least six years of Board service, the director qualifies for retirement benefits after leaving the Board. The annual retirement benefit equals the Board retainer in effect on the date of termination. The benefit is payable for a period equal to the length of the director's Board service, but ceases upon a director's death. Directors who elected to discontinue plan participation and waive their right to any accrued benefits became eligible to receive phantom shares of Armstrong common stock. Under such an election, a director who had less than 12 years of Board service on January 1, 1996, became eligible to receive an annual award of 200 phantom shares commencing January 1, 1996. The director will continue to receive 200 phantom shares each January 1 until the director attains 12 years of Board service. In addition, all directors who elected to discontinue participation in the Directors' Retirement Income Plan received a phantom share award to replace the value of the accrued benefit the director elected to forfeit. This award was the greater of (i) 200 shares times the number of full years of Board service as of January 1, 1996, or (ii) the number of shares whose fair market value as of January 1, 1996, equalled the present value of benefits accrued under the Directors' Retirement Income Plan. Messrs. Arnelle, Campbell, Marley and Stead, each of whom joined the Board prior to January 1, 1996, elected to discontinue their participation in the Directors' Retirement Income Plan.

  Directors who join the Board after January 1, 1996, are eligible to receive an annual award of 200 phantom shares until the director attains 12 years of Board service.

Restricted Stock Plan for Non-Employee Directors

  All nonemployee directors participate in the Restricted Stock Plan for Non-Employee Directors. Under the Restricted Stock Plan, each nonemployee director receives an award of 200 shares of restricted common stock upon becoming a director. Thereafter, the director receives annual awards of shares of restricted common stock on July 1 of each year in accordance with the following award schedule: 300 restricted shares on July 1, 1997 and 1998; 400 shares on July 1, 1999 and 2000; and 500 shares on July 1, 2001 and thereafter. Armstrong's shareholders have approved this award schedule.

  The plan restricts the transferability of the shares and imposes a forfeiture of the shares under certain conditions, including if the director is not nominated for re-election to the Board. Subject to these forfeiture provisions, each nonemployee director has the right to receive dividends on, and has voting power with respect to, the shares.

Nonstatutory Stock Option Alternative

  Beginning in 1998, each director could elect to receive nonstatutory stock options in lieu of receiving other forms of compensation. Each year, a director may separately elect to receive stock options in lieu of each of the following year's: (i) scheduled cash payments; (ii) phantom share award; and (iii) award of common stock under the Restricted Stock Plan for Non-Employee Directors. This election will be made not later than December 1 in the year preceding the payment year. (For 1998, directors were required to make elections prior to April 1, 1998, with regard to payments and awards for the remainder of the year.) The resulting stock options will: (i) be granted at fair market value;
(ii) have a ten-year option term; (iii) be immediately exercisable; and (iv) be transferable by the director to an immediate family member or a trust established for such family member.

  For 1998, the following directors elected to receive the following stock options in lieu of other compensation: Campbell (1,410 options), Clark (2,740 options), Krol (1,270 options), LeVan (2,620 options), Marley (1,410 options), and Stead (1,390 options).

Stock Ownership Guidelines

  The Board has adopted minimum stock ownership guidelines for nonemployee directors. These guidelines require a nonemployee director to acquire Armstrong shares (including phantom shares and deferred stock units) equal to five times the annual Board retainer (currently $20,000), or $100,000 worth of common stock. Directors must meet this guideline within five years of notification. As of January 1, 1999, eight of the nine nonemployee directors have met this minimum stock ownership guideline.


BOARD COMMITTEES
--------------------------------------------------------------------------------

  The Board of Directors has an Audit Committee, a Management Development and Compensation Committee and a Board Affairs and Governance Committee. The functions of these committees are described in the following paragraphs. All committees receive their authority and assignments from the Board and report directly to the Board.

Audit Committee

  The Audit Committee oversees the accounting and internal financial control matters of Armstrong. The committee recommends the employment of independent public accountants to audit Armstrong's financial statements. The committee also reviews: (i) the scope and results of the independent auditors' activities and the fees proposed and charged by the independent auditors; (ii) the scope and results of Armstrong's internal audit activities; (iii) the travel and entertainment expenses of Armstrong's officers; and (iv) the financial activities, financial position and related financial reports of Armstrong.

AUDIT COMMITTEE MEMBERS: James E. Marley (Chairman), H. Jesse Arnelle, Van C.
     Campbell and David W. Raisbeck.

MEETINGS HELD LAST YEAR: 3.

Management Development and Compensation Committee

  The Management Development and Compensation Committee reviews the annual compensation of all directors who are officers of Armstrong. The committee also oversees the compensation plans of Armstrong's senior officers. Additionally, the committee periodically reviews the management development plans, the salary and incentive compensation plans and the administration of those plans covering Armstrong's salaried employees. The committee also reviews senior management succession plans. Finally, the committee administers the Company's various incentive plans, including the 1993 Long-Term Stock Incentive Plan, and, if adopted by the shareholders at the annual meeting, the committee will be charged with administering the 1999 Long-Term Incentive Plan.

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE MEMBERS: Jerre L. Stead
     (Chairman), Donald C. Clark, Judith R. Haberkorn, John A. Krol and David M. LeVan.

MEETINGS HELD LAST YEAR: 4.

Board Affairs and Governance Committee

  The Board Affairs and Governance Committee oversees the development, performance and effective functioning of the Board. Specifically, the committee reviews and recommends new director candidates for consideration by the entire Board. The committee also recommends director nominees for election at the annual shareholders' meeting and will consider candidates recommended by the shareholders. To recommend a candidate, a shareholder should send the candidate's name to Deborah K. Owen, Secretary of the Company, at the address shown on the first page of this proxy statement. The committee supports the Board in conducting its annual assessment of Board effectiveness and periodic evaluations of individual directors. Additionally, the committee reviews matters concerning nonemployee directors' compensation and administers the Restricted Stock Plan for Non-Employee Directors. The committee also oversees Armstrong's policies on environmental, health, safety, equal employment opportunity and general diversity issues.

BOARD AFFAIRS AND GOVERNANCE COMMITTEE MEMBERS: Donald C. Clark (Chairman),
     Judith R. Haberkorn, John A. Krol, David M. LeVan and Jerre L. Stead.

MEETINGS HELD LAST YEAR: 3.


DIRECTORS' AND EXECUTIVE OFFICERS' STOCK OWNERSHIP
--------------------------------------------------------------------------------

  The following table shows the amount of Armstrong stock that each director (and nominee), each individual named in the Summary Compensation Table and all directors and executive officers as a group owned on December 31, 1998. The ownership rights in these shares consist of sole voting and investment power, except where otherwise indicated.

                     COMMON STOCK AND STOCK-BASED HOLDINGS

                                                             Stock Options         Total Beneficial     Deferred
Name                                        Stock/1/   Exercisable Within 60 Days      Ownership      Stock Units/2/
----                                        --------   --------------------------      ---------      --------------
H. Jesse Arnelle                             1,349                   0                   1,349              935
Van C. Campbell                              1,800               1,410                   3,210            3,165
Donald C. Clark                              3,938               2,740                   6,678            1,495
Judith R. Haberkorn                            301                   0                     301              355
John A. Krol                                 1,984               1,270                   3,254                0
David M. LeVan                               5,204               2,620                   7,824               89
George A. Lorch                             77,537             273,913                 351,450           14,024
James E. Marley                              2,113               1,410                   3,523            3,483
Marc R. Olivie                               3,578              30,766                  34,344            5,976
David W. Raisbeck                            1,011                   0                   1,011              999
Frank A. Riddick III                        21,167              77,319                  98,486            1,489
Floyd F. Sherman                             5,000                   0                   5,000                0
Jerre L. Stead                               3,740               1,390                   5,130            1,280
Stephen E. Stockwell                         8,355              25,349                  33,704            1,548
Ulrich J. Weimer                            17,739               5,200                  22,939                0
Directors, nominees and executive
officers as a group (21 persons)           190,602             508,188                 698,790           39,451

/1/Includes the following shares held by each nonemployee director under the Company's Restricted Stock Plan for Non-Employee Directors: H. Jesse Arnelle-- 1,000; Van C. Campbell--1,600; Donald C. Clark--700; Judith R. Haberkorn--200; John A. Krol--500; David M. LeVan--200; James E. Marley--1,700; David W. Raisbeck--500; and Jerre L. Stead--1,500. Each director holds voting but not investment power in these shares. The directors may also forfeit their rights to these shares in certain events.

  Includes the following shares which may be deemed to be owned by the employee through the employee stock ownership accounts of Armstrong's Retirement Savings and Stock Ownership Plan ("RSSOP"): George A. Lorch--

1,868; Frank A. Riddick III--473; Marc R. Olivie--422; Stephen E. Stockwell-- 1,119; and executive officers as a group--6,028. Each of the above individuals and each member of the group holds shared voting power with Armstrong and no investment power with respect to these shares.

  Includes the following shares indirectly owned and held in the savings accounts of the RSSOP accounts of the following individuals: George A. Lorch--751; Frank A. Riddick III--1,049; and Stephen E. Stockwell--190. Mr. Lorch also owns 65 shares with his wife. He holds shared voting and investment power in these shares. Included also are 100 shares Jerre L. Stead owns jointly with his wife, 500 shares David W. Raisbeck owns jointly with his wife, 960 shares Ulrich J. Weimer owns jointly with his wife and 3 shares Stephen E. Stockwell owns jointly with his wife.

  With respect to executive officers other than the named individuals, the group amount includes 426 shares owned indirectly through the savings accounts of the RSSOP.

/2/Includes phantom shares held in a stock subaccount under the Armstrong Deferred Compensation Plan. The participants have no voting or investment power.

  For each director, the shares listed under the "Total Beneficial Ownership" column represent less than 1% ownership of the outstanding shares on December 31, 1998. All current directors and executive officers as a group beneficially own 1.75% of the outstanding shares on December 31, 1998.

Section 16(a) Beneficial Ownership Reporting Compliance

  Securities and Exchange Commission ("SEC") regulations require the Company's directors and executive officers, and any persons beneficially owning more than ten percent of a registered class of the Company's equity securities to report their ownership of such securities and any changes in that ownership to the SEC. The SEC regulations also require these persons to furnish the Company with copies of these reports. The proxy rules require the Company to report any failure to timely file such reports in the previous fiscal year.

  Based solely upon review of copies of such reports furnished to the Company and written representations from the Company's directors and executive officers that no other reports were required, the Company believes that all of these filing requirements were satisfied by the Company's directors and executive officers during 1998, except that a Form 4 for Mr. Krol was inadvertently not filed in a timely manner to report a single transaction in Company common stock, and a Form 4 for Mr. Raisbeck was inadvertently not filed in a timely manner to report a single transaction in Company common stock. The transactions did not give rise to any liability under Section 16, and the required Form 4s were filed promptly after the mistakes were discovered.


MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE
COMPENSATION
--------------------------------------------------------------------------------

  The Management Development and Compensation Committee is responsible for establishing the Company's overall philosophy and policies governing the compensation programs for management personnel. The competitiveness of the Armstrong executive compensation program is assessed by comparing the total value of the program elements (base salary, annual incentive, long-term incentives, employee benefits and perquisites) to that of a selected group of 20 other leading manufacturing companies with comparable sales revenue.

Executive Compensation Principles and Philosophy

  The design of the executive compensation program is based on the principles that: (i) the level and mixture of compensation opportunity should be sufficient to attract, retain and motivate the caliber of executive talent vital to the Company's continued success; (ii) incentive compensation should be at risk and conditional on the attainment of performance goals that are directly related to increasing the long-term value of the Company and achieving superior levels of total shareholder return; and (iii) individual senior managers should be required to own specified amounts of Armstrong common stock to ensure an ownership stake and enhance the alignment of their personal interests with shareholder interests.

Annual Compensation

  Base salaries are administered on a "pay for performance" philosophy. Each year, the Chairman and Chief Executive Officer (CEO) prepares a salary plan for selected Company officers that, among other things, takes into account their performance and contributions. The proposed salary plan is reviewed by the Committee and, subject to agreed-upon modification, approved for the officers of the Company. The Committee recommends to the Board of Directors for approval the annual base salary compensation of all officers who are directors of the Company.

  The Company's primary annual incentive plan is the Management Achievement Plan. A participant can earn cash awards in relation to the attainment of corporate and business unit goals. A specific weighting is assigned to each of these achievement segments where such segments are applicable. Each participant has a targeted annual incentive award which is expressed as a percentage of base salary earnings and varies with the participant's level of responsibility.

  Economic Value Added (EVA(R)) serves as the Company's principal financial measure and is the basis for determining awards under the Management Achievement Plan. EVA equals the dollar amount arrived at by taking net operating profit after taxes and subtracting a charge for the use of the capital needed to generate that profit. For the corporate and business unit achievement segments, there are threshold levels of EVA performance below which no incentive awards are paid. For the corporate and major business unit segments, there are no caps or maximum award limits so there will be incremental awards for higher levels of EVA achievement. For 1998, the incentive awards for the Chairman and CEO and the Senior Vice President, Finance and Chief Financial Officer were based entirely on corporate EVA achievement. The incentive awards for all other executive officers, excluding Mr. Sherman, were based solely on corporate and/or business unit EVA goal achievement. For 1998, Mr. Sherman's bonus was based on the performance measures utilized under the Triangle Pacific Annual Cash Incentive Bonus System. Under an agreement entered into with Mr. Sherman, he was guaranteed a bonus of $310,660.

  The Management Achievement Plan has been structured so that the level of cash compensation (base salary plus annual bonus) will exceed the median level of cash compensation for the selected group of companies when high levels of corporate, business unit and individual performance are achieved. Conversely, when the Company and business units fall short of established targets, the level of cash compensation will fall below the median level of cash compensation for the selected group.

Long-Term Incentive Compensation

  The Company's 1993 Long-Term Stock Incentive Plan provides for the grant of stock options, performance restricted shares, and restricted stock awards. Each year, the Committee reviews and, where appropriate, authorizes long-term incentive grants under the Plan. Restricted stock awards are made to key employees for purposes of special recognition and employment retention.

  In 1998, stock options were granted at the fair market value of the stock on the date of the grant. In determining the number of stock options granted to management, the Committee took into account: position levels, the targeted amounts of the long-term incentive award for selected participants, and other factors determined to be relevant such as individual performance, employment retention and the number of shares available for issuance under the Plan. If the stock price increases significantly, participants stand to realize commensurate rewards and the opportunity to increase their stock ownership positions by exercising their options. None of the executive officers named in the Summary Compensation Table received performance restricted share grants in 1998.

Stock Ownership Guidelines

  Early in 1995, the Company adopted stock ownership guidelines which now apply to approximately 80 senior executives. These guidelines establish minimum levels of Armstrong stock ownership (including deferred stock units) that executives are expected to meet within five years of notification, ranging from a value equal to one times base salary for lower level executives to four times base salary for the CEO. These ownership guidelines are intended to ensure that senior executives will have a significant ownership stake in the Company while providing an added incentive for the executives to focus on long-term shareholder value creation. Messrs. Lorch, Riddick and Weimer have satisfied their respective minimum levels of stock ownership.

Tax Deductibility Under Section 162(m)

  The Committee's intention is that all performance-based compensation be deductible for federal income tax purposes. It is the opinion of the Company that annual incentive payments under the Management Achievement Plan and all outstanding stock option grants and grants of performance restricted shares will qualify as performance-based compensation under Internal Revenue Code Section 162(m).

CEO Compensation

  Under Mr. Lorch's leadership, the Armstrong organization achieved the following during 1998:

 . Acquired Triangle Pacific Corp. and DLW Aktiengesellschaft making Armstrong the world's leading manufacturer of hard surface flooring.

 . Sold the Company's investment in Dal-Tile International Inc.

 . Posted record earnings from operations.

 . Earned in excess of the Company's cost of capital for the fifth straight year, an outstanding achievement by a manufacturing company.

 . Increased the annual dividend by 9% from $1.76 to $1.92 per share.

 . Initiated actions to strengthen the management team and expanded the implementation of the Dialogue Process for the assessment, development and succession planning of management talent.

 . Implemented structural changes to the Company's organization design that will improve decision-making, increase operating effectiveness, reduce costs and leverage new technology.

 . Completed the installation of the SAP-based corporate enterprise information system.

 . Was recognized as a "Partner of the Year" by The Home Depot.

These business and financial achievements were among the factors that caused the Committee to approve the 1998 compensation as displayed in the Summary Compensation Table on page 12.

  The Chairman and CEO's total direct compensation opportunity at target has been established such that less than 30% of the total direct compensation opportunity will be fixed and represented by base salary earnings. The remainder will be performance-based, comprised of an annual cash incentive opportunity under the Management Achievement Plan and a stock-based long-term incentive opportunity under the 1993 Long-Term Stock Incentive Plan.


               Management Development and Compensation Committee
               -------------------------------------------------
               Jerre L. Stead, Chairman
               Donald C. Clark
               Judith R. Haberkorn
               John A. Krol
               David M. LeVan

EXECUTIVE OFFICERS' COMPENSATION
--------------------------------------------------------------------------------

  The following table shows the compensation received by Armstrong's Chief Executive Officer and the five other highest paid individuals who served as executive officers during 1998. The data reflects compensation for services rendered to Armstrong and its subsidiaries in each of the last three fiscal years.

                                                TABLE 1: SUMMARY COMPENSATION TABLE
-----------------------------------------------------------------------------------------------------------------------------------
                                                 ANNUAL COMPENSATION                  LONG-TERM COMPENSATION
                                            -------------------------------------------------------------------------
                                                                                        Awards               Payouts
                                                                                -------------------------------------
                                                                      Other                   Securities                    All
                                                                      Annual    Restricted    Underlying                    Other
                                                                      Compen-     Stock        Options/       LTIP          Compen-
 Name and                                   Salary       Bonus        sation      Awards         SARs        Payouts        sation
 Principal Position                  Year     ($)         ($)          ($)2        ($)3          (#)          ($)4          ($)5
-----------------------------------------------------------------------------------------------------------------------------------
G. A. Lorch                          1998   752,500    1,007,339        --             0        93,000             0        64,247
Chairman and                         1997   682,500    1,161,956        --             0        18,000       183,437        66,892
Chief Executive Officer              1996   622,500    1,154,738        --             0        70,880             0        63,004
-----------------------------------------------------------------------------------------------------------------------------------
F. A. Riddick III                    1998   354,000      364,448        --             0        75,600             0        11,249
Senior Vice President, Finance       1997   330,000      449,460        --             0         6,000        49,634        14,613
and Chief Financial Officer          1996   291,000      462,690        --       598,750        68,120             0         6,279
-----------------------------------------------------------------------------------------------------------------------------------
F. F. Sherman                        1998   360,772/1/   310,660        --             0        50,000             0        29,074
President, Wood Flooring
and Cabinet Operations
-----------------------------------------------------------------------------------------------------------------------------------
M. R. Olivie                         1998   327,750      237,236        --             0        20,300             0        15,433
President, Worldwide                 1997   309,000      406,011      70,411           0         6,000             0        17,490
Building Products Operations         1996    64,231/1/   200,000      59,316     393,000        50,000             0           587
-----------------------------------------------------------------------------------------------------------------------------------
S. E. Stockwell                      1998   231,800      325,814        --       109,687        22,500             0        17,917
Vice President                       1997   208,500      253,705        --        69,875        11,000        23,845        19,744
                                     1996   180,300      204,220        --        89,812        10,000             0        17,792
-----------------------------------------------------------------------------------------------------------------------------------
U. J. Weimer                         1998   336,738      195,022     299,112           0         9,600             0        75,341
President, Armstrong                 1997   309,125      273,900     322,058           0             0       408,210        81,676
Insulation Products                  1996   339,669      173,944     381,230           0             0             0        75,049
-----------------------------------------------------------------------------------------------------------------------------------

1Mr. Olivie's employment with the company commenced October 15, 1996. Mr. Sherman's employment with the company commenced July 24, 1998.

2Except for income related to Mr. Olivie, the aggregate value of personal benefits does not exceed the lesser of $50,000 or 10% of combined salary and bonus. Mr. Olivie received relocation income of $59,131 in 1996, and $62,500 for 1997. In addition, Mr. Olivie received a $400,000 interest-free bridge loan from Armstrong pursuant to Armstrong's household relocation policy. The loan remained outstanding for a six-month period during 1997 and has been repaid. The amounts shown for Mr. Weimer represent tax equalization payments related to his expatriate assignment.

3The restricted stock held by these executive officers includes performance restricted shares earned under the 1993 and 1995 grants. The number and value of shares of restricted stock held by each as of December 31, 1998, is as follows:
George A. Lorch--51,990 ($3,135,647); Frank A. Riddick III--13,622 ($821,577);
Marc R. Olivie--3,178 ($191,673); Stephen E. Stockwell--6,279 ($378,702); and
Ulrich J. Weimer--9,425 ($568,445). All restrictions lapse upon a change in control of Armstrong. Mr. Stockwell received a restricted stock award of 1,500 shares of Armstrong common stock in recognition of his contributions and to serve to retain his employment. These shares vest and become free of restrictions three years from the award date.

4Performance restricted shares earned pursuant to the 1995 grant. The shares are restricted for three years. George A. Lorch earned 2,454 shares; Frank A. Riddick III earned 664 shares; Stephen E. Stockwell earned 319 shares; and Ulrich J. Weimer earned 5,461 shares.

     5The amounts include the following above-market interest credited to each individual's Armstrong Deferred Compensation Plan account: George A. Lorch--$27,986; Frank A. Riddick III--$735; and Stephen E. Stockwell--$3,646.

     Includes the following vested amounts in the RSSOP for members' Equity and Match Accounts: George A. Lorch--$5,876; Frank A. Riddick III--$5,913; Marc R. Olivie--$6,033; and Stephen E. Stockwell--$5,754.

     Includes the following present value costs of Armstrong's portion of 1998 premiums for split-dollar life insurance: George A. Lorch--$30,385; Frank A. Riddick III--$4,601; Marc R. Olivie--$9,400; and Stephen E. Stockwell--$8,517. The executives waived future participation in the Company-paid group term life insurance program as a condition to participate in the split-dollar life insurance program.

     For Mr. Weimer, the amounts represent customary payments made to him under the Company's expatriate assignment policy.

     The amount shown for Mr. Sherman includes contributions of $9,898 made by Triangle Pacific Corp. on his behalf to the Triangle Pacific Corp. Salaried Employees Profit Sharing Plan and the Triangle Pacific Corp. Supplemental Profit Sharing and Deferred Compensation Plan. Mr. Sherman also had taxable income of $19,176 related to life insurance benefits provided by Triangle Pacific Corp.


Change in Control Agreements

     Armstrong has entered into change in control agreements with a small group of senior officers, including the executive officers named in the Summary Compensation Table, except for Messrs. Sherman and Weimer. These agreements provide severance benefits in the event of a change in control of Armstrong. The severance benefits are payable if the officer is involuntarily terminated or terminates employment for good reason within two years following a change in control. Involuntary termination does not include termination for cause, death or disability. Good reason exists if there are certain significant changes in the nature of employment following the change in control, including a reduction in compensation, a change in responsibility or a relocation of the place of employment.

     The purpose of the agreements is to foster the continued employment of key officers in the face of a possible change in control of Armstrong. The agreement has an automatic renewal feature, meaning that the agreements will continue in effect unless either Armstrong or the officer elects not to extend the agreement.

     For purposes of these agreements, change in control includes the following:
(i) acquisition by a person (excluding certain qualified owners) of beneficial ownership of 20% or more of Armstrong's common stock; (ii) change in the composition of the Board, such that existing Board members and their approved successors do not constitute a majority of the Board; (iii) consummation of a merger or consolidation of Armstrong, unless shareholders of voting securities immediately prior to such merger or consolidation continue to hold 66-2/3% or more of the voting securities of the resulting entity; and (iv) shareholder approval of a liquidation or dissolution of Armstrong or sale of all or substantially all of Armstrong's assets.

     Severance benefits under the agreements include: (i) a lump sum severance payment equal to three times the sum of (a) the officer's annual base salary, and (b) the officer's highest annual bonus earned in the three years prior to termination or prior to a change in control; (ii) continuation of life, disability, accident and health insurance benefits for three years following termination; (iii) payment of remaining premium payments for split-dollar life insurance policies; (iv) enhanced retirement benefits payable as a lump sum; (v) full reimbursement for the payment of excise taxes; and (vi) payment of legal fees in connection with a good faith dispute involving the agreement.

Severance Pay Plan for Salaried Employees

     Armstrong adopted The Severance Pay Plan for Salaried Employees in 1990. This plan is designed to cushion the effects of unemployment for certain salaried employees. The benefits are payable if a covered employee is terminated by Armstrong under certain circumstances. All salaried employees of the Armstrong parent company, including the executive officers named in the Summary Compensation Table, except for Messrs. Sherman and Weimer, are eligible to participate in the plan. A participant will be entitled to severance pay if Armstrong terminates them and an exclusion does not apply. The employee is not entitled to severance pay if the reason for the termination is the following:
(i) voluntary separation; (ii) the employee accepts employment with the successor organization in connection with the sale of a plant, unit, division or subsidiary; or (iii) the employee rejects the offer of a similar position with comparable compensation in the same geographic area made by Armstrong or its successor organization.

     Under the plan, the amount of the payment is based on the employee's length of service, reason for termination and cash compensation level. The amount of the payment ranges from a minimum of two weeks' pay to a present maximum of 52 weeks' pay. Subject to certain limitations, benefits may be paid by salary continuation or lump-sum payments. A participant may also choose a combination of periodic and lump-sum payments. The Severance Pay Committee retains the right to depart from the severance pay schedule where factors justify an upward or downward adjustment in the level of benefits. In no event may the severance benefit exceed 104 weeks' pay.


                 TABLE 2: OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table sets forth information regarding the grant of stock options during 1998 under the Company's 1993 Long-Term Stock Incentive Plan to each of the named executives:

--------------------------------------------------------------------------------
                               Individual Grants
--------------------------------------------------------------------------------
                 Securities      Percent Of
                 Underlying    Total Options/                         Grant Date
                Options/SARs   SARs Granted    Exercise Or              Present
                  Granted1     To Employees    Base Price  Expiration    Value2
   Name             (#)       In Fiscal Year    ($/share)    Date         ($)
--------------------------------------------------------------------------------
G. A. Lorch        93,000          10.3          73.125     2/22/08    1,403,816
--------------------------------------------------------------------------------
F. A. Riddick III  25,600           2.8          73.125     2/22/08      386,427
                   50,000           5.5          64.750     7/27/08      668,220
--------------------------------------------------------------------------------
F. F. Sherman      50,000           5.5          64.750     7/27/08      668,220
--------------------------------------------------------------------------------
M. R. Olivie       20,300           2.2          73.125     2/22/08      306,424
--------------------------------------------------------------------------------
S. E. Stockwell    12,500           1.4          73.125     2/22/08      188,685
                   10,000           1.1          64.750     7/27/08      133,644
--------------------------------------------------------------------------------
U. J. Weimer        9,600           1.1          73.125     2/22/08      144,910
--------------------------------------------------------------------------------

1These options become exercisable in equal installments at one, two and three years from the date of grant. The exceptions are in the case of death or disability and a defined change in control event. All stock options become exercisable immediately upon a change in control of Armstrong.

2In accordance with Securities and Exchange Commission rules, the numbers in the column titled "Grant Date Present Value" were determined using the Black-Scholes model. These are not Armstrong's predictions. However, the following material assumptions and adjustments were necessary: (i) an option term of five years;
(ii) a volatility of 28%; (iii) a dividend yield of 3.03%; (iv) a risk-free interest rate of 5.14%; and (v) a reduction of 16% to reflect the probability that the above stock options will be forfeited prior to the expiration date.

     The ultimate value of the options will depend on the future market price of Armstrong's stock. Armstrong cannot forecast this value with reasonable accuracy.

          TABLE 3: AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

The following table sets forth information regarding the exercise of stock options during 1998 and the unexercised options held as of the end of 1998 by each of the named executives:

------------------------------------------------------------------------------------------------------------------------------------
                                                           Value               Securities
                                        Shares           Realized        Underlying Unexercised            Value Of Unexercised,
                                       Acquired        (market price          Options/SARs                 In-The-Money Options/
                                          On          at exercise less     At Fiscal Year-End             SARs At Fiscal Year-End
                                       Exercise        exercise price)             (#)                              ($)
                                                                      --------------------------------------------------------------
    Name                                  (#)              ($)         Exercisable     Unexercisable     Exercisable   Unexercisable
------------------------------------------------------------------------------------------------------------------------------------
G. A. Lorch                               3,500          165,375          236,913          271,667        1,524,116                0
F. A. Riddick III                             0                0           50,120          129,600          422,303           21,875
F. F. Sherman                                 0                0                0           50,000                0                0
M. R. Olivie                                  0                0           22,000           54,300                0                0
S. E. Stockwell                              90            4,118           20,016           32,334          172,684                0
U. J. Weimer                                  0                0            2,000            9,600           11,375                0
------------------------------------------------------------------------------------------------------------------------------------

                                PERFORMANCE GRAPH
                Comparison of Five-Year Cumulative Total Return1
     Among Armstrong Common Stock, the S&P 500 Index and a Peer Group Index

The following graph compares the cumulative total return, including reinvestment of dividends, among Armstrong's common stock, a broad equity market index and a peer group index:

                           [LINE GRAPH APPEARS HERE]

Year   Armsrong World Industries    Peer Group Index/2/    S&P 500
1993        $100                          $100               $100
1994        $ 74                          $ 86               $101
1995        $123                          $110               $139
1996        $141                          $130               $171
1997        $156                          $157               $229
1998        $129                          $169               $294


1Assumes a $100 investment on December 31, 1993, a reinvestment of dividends and a fiscal year ending on December 31.

2Composed of the following companies which as a group reflect Armstrong's mix of residential, nonresidential and international end-use markets: American Standard Cos., Inc., Black & Decker Corp., Masco Corp., Newell Co., Owens Corning, PPG Industries, Inc., Premark International, Inc., Shaw Industries, Inc., Sherwin-Williams Co., Stanley Works, USG Corp. and Whirlpool Corp.


RETIREMENT INCOME PLAN BENEFITS
--------------------------------------------------------------------------------
     The following table shows the estimated pension benefits payable to a participant at normal retirement age under Armstrong's Retirement Income Plan and Armstrong's Retirement Benefit Equity Plan. The Retirement Income Plan is a qualified defined benefit pension plan. The Retirement Benefit Equity Plan is a partially funded, nonqualified supplemental pension plan. It provides participants with benefits that would otherwise be denied by reason of certain Internal Revenue Code limitations on qualified plan benefits. The amounts shown in Table 4 are based on compensation that is covered under the plans and years of service with Armstrong and its subsidiaries. Messrs. Sherman and Weimer do not participate in the Retirement Income Plan. Mr. Sherman participates in the Triangle Pacific Corp. Salaried Employees Profit Sharing Plan and the Triangle Pacific Corp. Supplemental Profit Sharing and Deferred Compensation Plan. Mr. Weimer participates in the Armstrong Insulation Products GmbH Pension and Life Insurance Plan.

                           TABLE 4: ANNUAL RETIREMENT BENEFIT BASED ON SERVICE1
        Average Final
        Compensation/2/ 15 Years        20 Years        25 Years         30 Years        35 Years        40 Years
        -------------   --------        --------        --------         --------        --------        --------
        $  400,000      $ 91,000        $121,000        $151,000       $  181,000      $  211,000      $  235,000
           600,000       137,000         183,000         228,000          274,000         319,000         355,000
           800,000       184,000         245,000         306,000          367,000         428,000         476,000
         1,000,000       230,000         307,000         383,000          460,000         536,000         596,000
         1,200,000       277,000         369,000         461,000          553,000         645,000         717,000
         1,400,000       323,000         431,000         538,000          646,000         753,000         837,000
         1,600,000       370,000         493,000         616,000          739,000         862,000         958,000
         1,800,000       416,000         555,000         693,000          832,000         970,000       1,078,000
         2,000,000       463,000         617,000         771,000          925,000       1,079,000       1,199,000
         2,200,000       509,000         679,000         848,000        1,018,000       1,187,000       1,319,000
         2,400,000       556,000         741,000         926,000        1,111,000       1,296,000       1,440,000

   1Benefits shown assume retirement in 1998. The benefits are computed as a straight life annuity beginning at age 65 and are not subject to deduction for Social Security or other offsets.

   2Calculated as the average annual compensation in the three best-paid years during the 10 years prior to retirement. Annual compensation equals the total of the amounts reported under the columns captioned "Salary" and "Bonus" in the Summary Compensation Table.

     The 1998 annual compensation and estimated years of service for plan purposes for each of the executives named in the Summary Compensation Table were as follows: George A. Lorch--$1,914,456 (35.5 years); Frank A. Riddick III--$803,460 (18.8 years); Marc R. Olivie--$733,761 (22.2 years); and Stephen
E. Stockwell--$485,505 (26.9 years). Messrs. Riddick's and Olivie's estimated years of service include 15 and 20 years, respectively, of credit for prior service awarded to them upon their employment with Armstrong. The Armstrong retirement benefit will be reduced by the value of any defined benefit pension payable by previous employers for the respective period of the prior service credit. As of December 31, 1998, Mr. Weimer's accrued annual pension benefit payable at age 65 was $136,534 based on a currency conversion from German Marks to U.S. Dollars.

     Special provisions apply if the Retirement Income Plan is terminated within five years following a change in control of Armstrong. In that event, plan liabilities will first be satisfied; then, remaining plan assets will be applied to increase retirement income to employees. The amount of the increase is based on the assumption that the employee would have continued employment with Armstrong until retirement. The executives named in the Summary Compensation Table, except for Messrs. Sherman and Weimer, would be entitled to this benefit.

     Special provisions also apply in the event that a salaried member is terminated other than for cause or resigns for good reason, as those terms are defined in the plan, within two years following a change in control of Armstrong. If those members have at least 10 years of service and are at least 50 years in age, they would be eligible for early retirement without certain normal reductions applying. Those members would also receive certain Social Security replacement benefits. Members with 15 or more years of service would also receive credit under the plan for an additional five years of service.


STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
--------------------------------------------------------------------------------

     The following table sets forth each person or entity that may be deemed to have beneficial ownership of more than 5% of the outstanding common stock of Armstrong. This table shows ownership as of December 31, 1998, and is based upon information furnished to Armstrong.

                                        Amount and Nature of    Percent of Class
Name and Address of Beneficial Owner    Beneficial Ownership      Outstanding1
------------------------------------    --------------------      ------------
Mellon Bank Corporation                      3,211,982/2/            8.03%
One Mellon Bank Center
Pittsburgh, PA 15258

T. Rowe Price Associates, Inc.               2,450,417/3/            6.12%
100 E. Pratt Street
Baltimore, MD 21202

1In accordance with applicable rules of the Securities and Exchange Commission, this percentage is based upon the total 40,022,189 shares of Armstrong common stock that were outstanding on December 31, 1998.

2Mellon Bank, N.A., a subsidiary of Mellon Bank Corporation, serves as the trustee of the employee stock ownership portion of Armstrong's Retirement Savings and Stock Ownership Plan (the "RSSOP"). In that capacity, Mellon Bank, N.A., may be deemed to be the beneficial owner of 2,898,100 shares, or 7.24% of Armstrong's outstanding shares. Mellon Bank, N.A. also holds shared voting power and sole investment power with respect to these shares. Mellon Bank, N.A., votes the shares in accordance with the participant's direction. Shares which are unallocated under the RSSOP and allocated shares for which the trustee does not receive directions are voted by the trustee in the same proportion as the directed shares are voted. In the event of a tender offer for the stock in the RSSOP, the trustee is required to tender unallocated shares in the same proportion that allocated shares are tendered. Mellon Bank, N.A. disclaims beneficial ownership of all shares that have been allocated to the individual accounts of employee participants in the RSSOP for which directions are received.

     Mellon Bank Corporation and its affiliates, Boston Safe Deposit and Trust Company, Mellon Trust of California, Mellon Bank, N.A., Mellon Capital Management Corporation, Mellon Equity Associates, The Dreyfus Corporation, Boston Group Holdings, Inc., The Boston Company, Inc., and MBC Investment Corporation, may be deemed to beneficially own an additional 313,882 shares, or 0.78% of Armstrong's outstanding common stock. These shares are held in various fiduciary capacities. With respect to these shares, Mellon Bank Corporation and its affiliates exercise sole voting power with respect to 238,788 shares and shared voting power with respect to 37,094 shares. Mellon Bank Corporation and its affiliates exercise sole investment power with respect to 205,748 shares and shared investment power with respect to 49,826 shares.

3These shares are held in various fiduciary capacities. T. Rowe Price Associates, Inc. holds sole voting power with respect to 390,329 shares and shared voting power with respect to zero shares. It holds sole investment power with respect to 2,450,417 shares and shared investment power with respect to zero shares.


PROPOSAL TO APPROVE THE 1999 LONG-TERM INCENTIVE PLAN
--------------------------------------------------------------------------------

     On February 22, 1999, the Board of Directors of Armstrong approved submission of the 1999 Long-Term Incentive Plan (the "1999 Incentive Plan" or "Plan"), to the shareholders for approval. The shareholders last approved a long-term incentive plan in 1993. The 1999 Incentive Plan is designed to replace the 1993 plan. The 1999 Incentive Plan is expected to enable Armstrong to continue to make long-term incentive awards through 2002 without having to request shareholder approval of additional long-term stock incentive awards. The 1999 Incentive Plan is similar to the 1993 plan in that it provides for the granting of incentive stock options, nonqualified stock options, stock appreciation rights ("SARs"), performance restricted shares and restricted stock awards. The Plan also incorporates new features providing for stock awards and cash incentive awards.

     The purposes of the 1999 Incentive Plan are to: (i) better align the interests of shareholders with the interests of officers and key employees by creating a direct linkage between participants' rewards and the performance of Armstrong and its subsidiaries; (ii) encourage employees to own and hold shares of Armstrong stock; and (iii) assist Armstrong in attracting and retaining key employees vital to its success.

     Executive officers and directors are eligible to receive awards under the Plan and therefore have a personal interest in the adoption of the Plan.

SUMMARY OF THE 1999 INCENTIVE PLAN

     The following general description is a summary of the 1999 Incentive Plan. The complete text appears as Exhibit A to the Proxy Statement.

Term

     The Plan will become effective once it is approved by the shareholders. Although the Plan has no fixed expiration date, new awards will not be granted after April 25, 2009.

Administration

     The Plan is administered by the Management Development and Compensation Committee of the Board. That Committee has the exclusive authority to make awards under the Plan and to make interpretations and determinations involving the Plan.

Participation and Award Estimates

     Officers, directors and other key employees of Armstrong and its subsidiaries who are selected by the Committee are eligible for participation in the Plan. Participants in the Plan are also eligible to participate in other incentive plans of Armstrong. Awards under the Plan are made at the discretion of the Committee or, in the case of nonemployee directors, at the discretion of the full Board. As a result, it is not possible to identify who will receive awards or the amount of those awards.

Types of Awards

     Awards under the Plan may be in the form of stock options (including incentive stock options that meet the requirements of Section 422 of the Internal Revenue Code ("ISOs")), stock appreciation rights, performance restricted shares, restricted stock awards, stock awards and cash incentive awards.

Shares Available for Awards and Closing Quotation

     3,250,000 shares of common stock may be issued under the Plan (subject to adjustment for a stock split, stock dividend, recapitalization, merger and the like, as described below). Not more than 300,000 of the shares may be awarded in the form of performance restricted shares, restricted stock awards or stock awards. In addition, the following shares are available for issuance under the Plan: (i) any shares of common stock that are forfeited or otherwise not payable under the Plan or the Company's prior long-term incentive plan, the 1993 Long-Term Stock Incentive Plan (the "1993 Plan"); and (ii) any shares of common stock tendered in satisfaction of tax withholding or other obligations relating to proposed awards under the Plan or the 1993 Plan. If the Plan is approved by the shareholders, no further awards will be made under the 1993 Plan.

     As of February 26, 1999, the closing price of Armstrong's common stock, as reported on the New York Stock Exchange Composite Transactions, was $49.1875.

Stock Options

     The term of options granted under the Plan is determined by the Committee, but the term of an option may not exceed ten years. The per share option price for any shares which may be purchased under any option will be determined by the Committee, but it will not be less than 100% of the fair market value of the shares on the date the option is granted. Each option will become exercisable at the time determined by the Committee. Each option will be exercisable, in full or in part, by payment of the option price in cash, shares of common stock, or any combination of cash and stock. Shares of common stock delivered in payment of the exercise price must have been owned by the participant for at least six months.

Stock Appreciation Rights

     SARs may be granted by the Committee to a participant in tandem with stock options. When an SAR is exercised, the participant is entitled to receive Armstrong common stock. The value of that stock equals the difference between the SAR exercise price and the fair market value of a share of common stock on the exercise date, multiplied by the number of shares of common stock involved. The number of shares of common stock covered by the SAR's related stock option are correspondingly reduced. In other words, a participant may exercise either a stock option or a SAR, but not both, with respect to a share of common stock covered by both the stock option and SAR.

     SARs are generally governed by the same terms and conditions that govern the related stock option and may only be exercised to the extent that the related stock option may be exercised.

Performance Restricted Shares

     The Committee may make performance restricted share grants on any terms and conditions it may determine. A performance restricted share entitles a participant to receive a target number of shares of common stock based upon Armstrong's attainment of predetermined performance goals over a specified performance period. At the time that a performance restricted share grant is made, the Committee may, in its discretion, establish a vesting period for those shares that will begin at the end of the performance period. During the vesting period, the performance restricted shares, or a portion of those shares, may be subject to forfeiture. The Committee may also establish a restriction period applicable to any performance restricted shares. During that period, the earned shares may not be assigned, transferred, pledged or sold.

     The number of performance restricted shares actually payable to a participant at the end of a performance period will be determined by the Committee based upon Armstrong's attaining the predetermined performance goals. If the minimum performance goals established by the Committee are not met, no performance restricted shares will be earned by the participant. If the performance goals are fully achieved, 100% of the performance restricted shares will be earned by the participant. The Committee may also provide for payment of up to 300% of the performance restricted shares for Armstrong performance that exceeds the performance goals. During the performance period, each performance restricted share will be considered equal to one share of common stock and the participant shall be entitled to dividend equivalents.

     At the end of the performance period, any performance restricted shares that have been earned will be converted to shares of common stock. The participant will generally have the rights and privileges of a shareholder as to the shares of common stock earned under a performance restricted share grant, including the right to vote. However, the shares will remain in the custody of Armstrong and may be subject to forfeiture until all restrictions have lapsed.

     The participant will have the right to receive a distribution of any performance restricted shares of common stock after any restrictions imposed on them lapse and the applicable vesting period expires.

     If, during a performance period, a participant terminates employment for any reason other than death, disability or retirement, the participant will forfeit all rights to the payment of any performance restricted shares, unless otherwise provided by the Committee. If, during a performance period, a participant's termination is due to death or disability, the participant or beneficiary will be entitled to receive a payment of the performance restricted shares after the end of the performance period to the extent the participant had completed a minimum of one year of employment during the performance period.

     If, following a performance period, a participant terminates employment for any reason other than death, disability or retirement, the participant will forfeit all unvested performance restricted shares, unless otherwise provided by the Committee. If, following a performance period, a participant terminates employment by reason of death or disability, all performance restricted shares earned will be payable to the participant or beneficiary and any restrictions applicable to such shares shall lapse.

     If, during or following a performance period, a participant retires having completed a minimum of one year of employment during the performance period, the participant will be entitled to payment of his or her performance restricted shares when the applicable restriction period expires. This restriction period will be no more than three years from the participant's retirement date, or may be an earlier time specified by the Committee in connection with the award, unless otherwise provided by the Committee.

Stock Awards and Restricted Stock Awards

     The Committee may make stock awards and restricted stock awards on the terms and conditions it determines. A stock award entitles a participant to shares of common stock without a restriction or vesting period.

     A restricted stock award entitles a participant to shares of common stock subject to a restriction period. In determining whether to make stock awards and restricted stock awards, the Committee may consider circumstances such as a participant's termination of employment, or the failure of Armstrong or a participant to attain specified performance goals. None of the shares subject to a restricted stock award or stock award may be assigned, transferred, pledged or sold until they are delivered to the holder of the restricted stock award or stock award.

     When a participant is granted a restricted stock award, Armstrong shall register a stock certificate in the participant's name representing the number of shares of common stock designated by the Committee. This certificate shall be held in custody by Armstrong for the participant's account. The participant shall generally have the rights and privileges of a stockholder as to the shares awarded pursuant to a restricted stock award, including the right to vote, except that the shares will remain in the custody of Armstrong until all restrictions have lapsed.

     If, during a restriction period, a participant terminates employment for any reason other than death, disability or retirement, the participant will forfeit all rights to the payment of any restricted stock award, unless otherwise provided by the Committee. If, during a restriction period, a participant's termination is due to death or disability, the participant or beneficiary will be entitled to receive the restricted stock award. If a participant retires during a restriction period, the participant will be entitled to a pro-rata payment of the restricted stock upon expiration of the restriction period applicable to such shares. This period will be no more than three years from the participant's retirement date, or an earlier period specified by the Committee in connection with the award, unless otherwise provided by the Committee.

Stock Adjustments

     In the event of any stock dividend or split, recapitalization, reorganization, merger, or other change in the capitalization of Armstrong, or similar event affecting Armstrong's common stock, the Committee will, as it deems equitable, adjust the number of shares that may be available under the 1999 Incentive Plan or the terms or number of shares pertaining to any outstanding award.

Cash Incentive Awards

     The Committee may grant cash incentive awards to participants. Each cash incentive award will be conditioned upon Armstrong's achievement of one or more performance goals with respect to the performance measure(s) covering the applicable performance period and set forth in the award agreement evidencing the cash incentive award. In making a cash incentive award, the Committee will establish a performance level below which the cash incentive award will not be payable. The Committee may also establish additional performance conditions that must be satisfied by Armstrong, a business unit or the participant as a condition precedent to the payment of all or a portion of any cash incentive awards.

     The maximum amount payable to any one participant pursuant to a cash incentive award with respect to any one year shall be $3,000,000.

Change in Control

     In the event of a change in control: (i) all outstanding options and SARs become immediately exercisable; (ii) all restrictions imposed on restricted shares will immediately lapse; (iii) all outstanding performance restricted shares will immediately be deemed to have been earned to the maximum extent permitted; and (iv) all performance restricted shares earned will immediately vest and all restrictions will immediately lapse. A change in control is defined to have occurred if: (a) any person acquires beneficial ownership of 28 percent or more of the then outstanding voting stock of Armstrong, and within five years of that event, disinterested directors no longer constitute at least a majority of the Board; or (b) a business combination with an interested shareholder occurs that has not been approved by a majority of disinterested directors. The terms person, beneficial ownership, voting stock, disinterested director, business combination, and interested shareholder are defined in Article 7 of Armstrong's Articles of Incorporation.

Amendment and Termination

     The Board of Directors may modify, amend, or terminate the Plan at any time except that, to the extent then required by law, approval of the holders of a majority of shares of common stock represented in person or by proxy at a meeting of the shareholders will be required to increase the maximum number of shares of common stock available for distribution under the Plan (other than increases due to adjustments in accordance with the Plan). No modification, amendment, or termination of the Plan can adversely affect the rights of a participant under a grant previously made without the participant's consent.

Other Provisions

     The Committee may also offer participants the right to defer the receipt of all or any portion of their performance restricted shares, restricted stock or stock award. However, awards may be forfeited if: (i) a participant is terminated for deliberate or gross misconduct, or (ii) within three years following a participant's termination of employment, the participant engages in conduct that, in the Committee's discretion, is directly or indirectly competitive with Armstrong.

Federal Income Tax Consequences
Nonqualified Options

     Under the current applicable provisions of the Internal Revenue Code, the recipient of an option will not pay any tax at the time of grant. When a nonqualified option is exercised, any excess of the fair market value of the affected shares over the total option price of those shares will be treated for federal tax purposes as ordinary income. Any profit or loss realized on the sale or exchange of any share actually received will be treated as a capital gain or loss. If the fair market value on the date of exercise of the shares with respect to which the option was exercised exceeds the exercise price, Armstrong is entitled to deduct that amount.

Incentive Stock Options

     With respect to an Incentive Stock Option ("ISO"), no taxable gain or loss generally will be recognized when the option is granted or exercised. ISOs exercised more than three months after termination of employment will be taxed in the same manner as nonqualified options described above. Generally, when an ISO is exercised, the spread between the fair market value and the exercise price will be an item of tax preference for purposes of the alternative minimum tax.

     If the shares acquired when an ISO is exercised are held for at least two years from the grant of the options and one year from the exercise of the options, any gain or loss realized upon their sale will be treated as long-term capital gain or loss. In such a case, Armstrong will not be entitled to a deduction. If the shares are not held for the two-year and one-year periods, ordinary income will be recognized in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date the option was exercised. Armstrong will be entitled to a deduction equal to the amount of any ordinary income recognized in this manner. If the shares are not held for the one-year period and the amount realized upon sale is less than the grant price, the difference will be a capital loss.

Stock Appreciation Rights

     If there is a grant of an option with a tandem stock appreciation right, no taxable income is realized by the holder and no deduction is available to Armstrong at the time of grant. If a participant exercises an option through a stock appreciation rights election, the tax consequences to the holder and Armstrong are the same as for exercise of a nonqualified stock option.

Performance Restricted Shares, Stock Awards and Restricted Stock Awards

     With respect to performance restricted shares, stock awards and restricted stock awards granted under the Plan, the participant will generally recognize ordinary income equal to the excess of the fair market value of the shares received (determined as of the date on which the shares become transferable or not subject to a substantial risk of forfeiture, whichever occurs first) over the amount, if any, paid for the shares. Armstrong will be entitled to a tax deduction in the same amount. A participant may elect to accelerate the recognition of ordinary income with respect to restricted stock awards to when the shares are granted. A participant may also elect to accelerate the recognition of ordinary income with respect to performance restricted shares to when the shares are earned at the end of the performance period. If an election is made to accelerate the recognition of ordinary income, the amount of ordinary income will be determined as of the accelerated tax date rather than as of the date when the applicable restriction expires. In such a case, Armstrong's tax deduction will be determined at the same time. Any subsequent gain or loss resulting from the sale or other disposition of such shares will be capital gain or loss.

Cash Incentive Awards

     A participant will recognize ordinary income in an amount equal to the value of a cash incentive award as of the date of payment of the award.

     The Board of Directors recommends a vote FOR approval of the 1999 Long-Term Incentive Plan.

     The affirmative vote of a majority of the shares voting at the meeting is required for approval of this item.


CONFIDENTIAL VOTING POLICY
--------------------------------------------------------------------------------

     Under Armstrong's confidential voting policy, all proxies, ballots and voting tabulations that identify how shareholders voted will be kept confidential. To implement this policy, Armstrong will engage independent vote tabulators and independent judges of election. Employees of Armstrong will not serve as vote tabulators or judges. This policy does not apply: (i) when disclosure is mandated by law; (ii) when disclosure is necessary in connection with a claim involving Armstrong; (iii) when a shareholder expressly requests or permits disclosure; or (iv) during the course of a contested proxy solicitation.

     Shareholders' comments on proxy cards and ballots will be conveyed to Armstrong in a manner that protects the confidentiality of the vote.


INDEPENDENT AUDITORS
--------------------------------------------------------------------------------

     The Board of Directors, upon the recommendation of the Audit Committee, appointed KPMG LLP as auditors of Armstrong's financial statements for 1998. KPMG LLP is a firm of independent certified public accountants. The Board, at its February 22, 1999, meeting, selected KPMG LLP as auditors for 1999.

     A representative of KPMG LLP will be present at the 1999 Annual Meeting to respond to appropriate questions and to make a statement if that representative so desires.

SHAREHOLDER PROPOSALS IN
2000 AND NOMINATING PROCEDURES
--------------------------------------------------------------------------------

     The deadline for shareholder proposals to be included in Armstrong's proxy statement for the 2000 Annual Meeting is November 17, 1999. All proposals must be received at Armstrong's Principal Executive Offices, as shown on the first page of this proxy statement. Please address any proposals to the attention of Deborah K. Owen, Secretary. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission.

     Under Armstrong's Bylaws, shareholder nominations of directors for the 2000 annual meeting must be submitted to Armstrong's Secretary by January 27, 2000. That notice must also contain certain information regarding the nominee and the nominating shareholder. Any shareholder may obtain a copy of the applicable Bylaw from Armstrong's Secretary upon written request.


OTHER MATTERS
--------------------------------------------------------------------------------

     The Board is not aware of any matter that will be presented for action at the 1999 Annual Meeting of Shareholders, other than those listed in the notice of meeting. If other business is properly raised or any of the Board's nominees is unavailable for election as a director, your proxy card authorizes the persons named as proxies to vote in their best judgment.

Solicitation of Proxies

Armstrong will pay the expense of soliciting proxies for the 1999 Annual Meeting, including the expense in printing, assembling and mailing the proxy materials. In addition to the use of mails, proxies may be solicited by directors, officers and other employees of Armstrong, personally or by telephone, telefax, or e-mail. Armstrong may also ask brokers to send proxy materials to you and obtain proxies from you. Armstrong will reimburse those persons for their related expenses. Armstrong has retained the services of Morrow & Co., a professional soliciting organization, to assist in soliciting proxies from brokerage houses, custodians, nominees and other fiduciaries. The fees and expenses of that firm in connection with this solicitation are not expected to exceed $17,000.

     Armstrong will provide a copy of its 1998 annual report on Form 10-K upon written request of any shareholder to Deborah K. Owen, Senior Vice President, Secretary and General Counsel, Armstrong World Industries, Inc., P.O. Box 3001, Lancaster, PA 17604-3001.



March 16, 1999

EVA(R) is a trademark of Stern Stewart & Co.

                                   EXHIBIT A

                         1999 LONG-TERM INCENTIVE PLAN

                         ARTICLE I - GENERAL PROVISIONS

1.1 Purposes

     The purposes of the 1999 Long-Term Incentive Plan (the "Plan") are to advance the long-term success of Armstrong World Industries, Inc. (the "Company"), and to increase shareholder value by providing long-term incentive awards to officers, directors and key employees. The Plan is designed to: (i) encourage stock ownership by Participants to further align their interest in increasing the value of the Company; and (ii) to assist in the attraction and retention of key employees vital to the Company's success.

1.2 Definitions

  For the purpose of the Plan, the following terms shall have the meanings indicated:

(a)  "Board" means the Board of Directors of the Company.

(b) "Cash Incentive Awards" means a right to receive a cash payment pursuant to any award made pursuant to Article VI hereof.

(c) "Change in Control" means a situation where: (i) any person acquires beneficial ownership of 28 percent or more of the then outstanding voting stock of the Company and within five years thereafter disinterested directors no longer constitute at least a majority of the Board; or (ii) a business combination with an interested shareholder occurs which has not been approved by a majority of disinterested directors. The terms person, beneficial ownership, voting stock, disinterested director, business combination, and interested shareholder are defined in Article 7 of the Company's Articles of Incorporation.

(d) "Code" means the Internal Revenue Code of 1986, as amended, including any successor law thereto.

(e) "Committee" means the Management Development and Compensation Committee of the Board or the full Board, as the case may be.

(f) "Common Stock" means the Common Stock of the Company, par value $1.00 per share.

(g) "Company" means Armstrong World Industries, Inc., and solely for purposes of determining (i) eligibility for participation in the Plan; (ii) employment; and (iii) the establishment of performance goals, shall include any corporation, partnership, or other organization of which Armstrong owns or controls, directly or indirectly, not less than 50 percent of the total combined voting power of all classes of stock or other equity interests. For purposes of this Plan, the terms "Armstrong" and "Company" shall include any successor to Armstrong World Industries, Inc.

(h)  "Disability" means total and permanent disability within the meaning of
     Section 22(e)(3) of the Code.

(i) "Dividend Equivalent" means an amount equal to the cash dividend paid on one share of Common Stock for each Performance Restricted Share granted during the Performance Period. All Dividend Equivalents will be reinvested in Performance Restricted Shares at a purchase price equal to the Fair Market Value on the dividend date.

(j) "Employee or employment" means with respect to any nonemployee director (as defined herein) service on the Board.

(k) "Fair Market Value" means the closing price of the Common Stock as reported on the New York Stock Exchange Composite Transactions reporting system on the applicable date or, if no sales were made on such date, on the next preceding date on which sales of the Common Stock were made.

(l) "Incentive Stock Option" means a Stock Option which meets the definition under Section 422 of the Code.

(m) "Nonstatutory Stock Option" means a Stock Option which does not meet the definition of an Incentive Stock Option.

(n) "Participant" means any officer, director or key employee who has met the eligibility requirements set forth in Section 1.6 hereof and to whom a grant has been made and is outstanding under the Plan.

(o)  "Performance Measures" shall mean the Performance Measures described in
     Section 4.4 of the Plan.

(p) "Performance Period" means, in relation to Performance Restricted Shares or Cash Incentive Awards, any period for which performance goals have been established.

(q) "Performance Restricted Share" means a right granted to a Participant pursuant to Article IV.

(r) "Restricted Stock Award" means an award of Common Stock granted to a Participant pursuant to Article V which is subject to a Restriction Period.

(s) "Restriction Period" means (i) in relation to Performance Restricted Shares, the period of time, beginning at the end of the Performance Period, during which the Participant shall not be permitted to sell, assign, transfer, pledge, or otherwise dispose of such shares; and (ii) in relation to Restricted Stock Awards, the period of time during which such shares are subject to forfeiture pursuant to the Plan and such shares are subject to the restrictions on transferability described in (i) of this paragraph.

(t) "Retirement" means termination from employment with the Company after the Participant has attained age 55 and has completed five years of service with the Company or termination of employment under circumstances which the Committee deems equivalent to retirement.

(u) "Stock Appreciation Right" means a right granted to a Participant pursuant to Article III to surrender to the Company all or any portion of the related Stock Option and to receive in shares of Common Stock an amount equal to the excess of the Fair Market Value over the option price on the date of such exercise.

(v) "Stock Award" means an award of Common Stock granted to a Participant pursuant to Article V which is not subject to a Restriction Period or a Vesting Period.

(w) "Stock Option" means a right granted to a Participant pursuant to Article II, to purchase, before a specified date and at a specified price, a specified number of shares of Common Stock.

(x) "Vesting Period" means the period of time, beginning at the end of the Performance Period, during which Performance Restricted Shares are subject to forfeiture pursuant to the Plan.

1.3 Administration

     The Plan shall be administered by the Committee; provided, however, that the Board shall administer the Plan as it relates to the terms, conditions and grant of awards to nonemployee directors. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be deemed the acts of the Committee. Subject to the provisions of the Plan and to directions by the Board, the Committee is authorized to interpret the Plan, to adopt administrative rules, regulations, and guidelines for the Plan, and to impose such terms, conditions, and restrictions on grants as it deems appropriate. The Committee, in its discretion, may allow certain optionees holding unexercised Incentive Stock Options to convert such options to Nonstatutory Stock Options. The Committee may, with respect to Participants who are not subject to Section 16 (b) of the Exchange Act or "covered employees" within the meaning of Section 162(m) of the Code ("Section 162(m)"), delegate such of its powers and authority under the Plan as it deems appropriate to designated officers or employees of the Company. All determinations by the Committee shall be final and binding.

1.4 Types of Grants Under the Plan

   Grants under the Plan may be in the form of any one or more of the following:

(a)  Nonstatutory Stock Options;
(b)  Incentive Stock Options;
(c)  Stock Appreciation Rights;
(d)  Performance Restricted Shares;
(e)  Restricted Stock Awards;
(f)  Stock Awards;
(g)  Cash Incentive Awards.

1.5 Shares Subject to the Plan and Individual Award Limitation

(a) A maximum of 3,250,000 shares of Common Stock may be issued under the Plan provided, however, that no more than 300,000 shares may be granted in the form of Performance Restricted Shares, Restricted Stock Awards and Stock Awards. The total number of shares authorized is subject to adjustment as provided in Section 8.1 hereof. Shares of Common Stock issued under the Plan may be treasury shares or authorized but unissued shares. No fractional shares shall be issued under the Plan.

(b) If any Stock Option granted under the Plan expires or terminates, the underlying shares of Common Stock may again be made available for the purposes of the Plan. Any shares of Common Stock that have been granted as Restricted Stock Awards, or that have been reserved for distribution in payment for Performance Restricted Shares but are later forfeited or for any other reason are not payable under the Plan, may again be made available for the purposes of the Plan. Furthermore, shares of Common Stock that are tendered in payment of the exercise price of any Stock Option or tendered or withheld in satisfaction of tax withholding obligations arising from any award shall be available for issuance under the Plan.

(c) In addition to the shares of Common Stock authorized under Sections 1.5(a) and 1.5(b), shares of Common Stock that are (i) forfeited under the Company's 1993 Long-Term Stock Incentive Plan (the "Prior Plan") or for any other reason not paid under the Prior Plan; or (ii) tendered in payment of the exercise price of a stock option granted under the Prior Plan or tendered or withheld in satisfaction of tax withholding obligations arising from awards under the Prior Plan, shall be available for issuance under the Plan.

(d) The aggregate maximum number of shares of Common Stock that may be granted to any Participant in the form of Stock Options, Stock Appreciation Rights, Performance Restricted Shares, Restricted Stock Awards and Stock Awards in any one calendar year is 400,000.

1.6 Eligibility and Participation

     Participation in the Plan shall be limited to officers, who may also be members of the Board, other key employees of the Company and directors who are not employees of the Company ("nonemployee directors").

                           ARTICLE II - STOCK OPTIONS

2.1 Grant of Stock Options

     The Committee may from time to time, subject to the provisions of the Plan, grant Stock Options to such Participants. The Committee shall determine the number of shares of Common Stock to be covered by each Stock Option and shall have the authority to grant Incentive Stock Options, Nonstatutory Stock Options or a combination thereof. Furthermore, the Committee may grant a Stock Appreciation Right in connection with a Stock Option, as provided in Article III.

2.2 Incentive Stock Option Exercise Limitations

     The aggregate Fair Market Value (determined at the time an Incentive Stock Option is granted) of the shares of Common Stock with respect to which an Incentive Stock Option is exercisable for the first time by a Participant during any calendar year (under all plans of the Company) shall not exceed $100,000 or such other limit as may be established from time to time under the Code.

2.3 Option Documentation

     Each Stock Option shall be evidenced by a written Stock Option agreement between the Company and the Participant to whom such option is granted, specifying the number of shares of Common Stock that may be acquired by its exercise and containing such terms and conditions consistent with the Plan as the Committee shall determine.

2.4 Exercise Price

     The price at which each share covered by a Stock Option may be acquired shall be determined by the Committee at the time the option is granted and shall not be less than the Fair Market Value of the underlying shares of Common Stock on the day the Stock Option is granted. The exercise price will be subject to adjustment in accordance with the provisions of Section 8.1 of the Plan.

2.5 Exercise of Stock Options

(a) Exercisability. Stock Options shall become exercisable at such times and upon the satisfaction of such conditions and in such installments as the Committee may provide at the time of grant.

(b) Option Period. For each Stock Option granted, the Committee shall specify the period during which the Stock Option may be exercised, provided that no Stock Option shall be exercisable after the expiration of ten years from the date the option was granted.

(c)  Exercise in the Event of Termination of Employment.

     (i) Death: Unless otherwise provided by the Committee at the time of grant, in the event of death of the Participant, the option must be exercised by the Participant's estate or beneficiaries prior to its expiration. Each option may be exercised as to all or any portion thereof regardless of whether or not fully exercisable under the terms of the grant.

     (ii) Disability: Unless otherwise provided by the Committee at the time of grant, in the event of the Disability of the Participant, the option must be exercised prior to its expiration. An unexercised Incentive Stock Option will cease to be treated as such and will become a Nonstatutory Stock Option twelve months following the date of termination due to Disability. Each option may be exercised as to all or any portion thereof regardless of whether or not fully exercisable under the terms of the grant.

     (iii) Retirement: Unless otherwise provided by the Committee at the time of grant, in the event of the Retirement of the Participant, the option must be exercised prior to its expiration. An unexercised Incentive Stock Option will cease to be treated as such and will become a Nonstatutory Stock Option three months following the date of Retirement.

     (iv) Other Terminations: Unless otherwise provided by the Committee at the time of grant, in the event a Participant ceases to be an employee of the Company for any reason other than death, Disability, or Retirement, options which are exercisable on the date of termination must be exercised within three months after termination. All options which are not exercisable on the date of termination shall be canceled.

     (v) Extension of Exercise Period: Notwithstanding all other provisions under Section 2.5(c) in the event a Participant's employment is terminated, the Committee may, in its sole discretion, extend the post termina-
          tion period during which the option may be exercised, provided however that such period may not extend beyond the original option period.

(d) Exercise in the Event of Change in Control. In the event of any Change in Control, all Stock Options shall immediately become exercisable without regard to the exercise period set forth in 2.5(a).

2.6 Method of Exercise

     The option may be exercised, in whole or in part, from time to time by written request received by the Treasurer of the Company. The option price of each share acquired pursuant to an option shall be paid in full at the time of each exercise of the option either (i) in cash; (ii) by delivering to the Company a notice of exercise with an irrevocable direction to a broker-dealer registered under the Securities Exchange Act of 1934 to sell a sufficient portion of the shares of Common Stock underlying such option having an aggregate Fair Market Value equal to the option price of the shares being acquired; or
(iii) by delivering to the Company shares of Common Stock or any combination of shares and cash having an aggregate Fair Market Value equal to the option price of the shares being acquired. However, shares of Common Stock previously acquired by the Participant under the Plan or any other incentive plan of the Company shall not be utilized for purposes of payment upon the exercise of an option unless those shares have been owned by the Participant for a six-month period or such longer period as the Committee may determine.

                    ARTICLE III - STOCK APPRECIATION RIGHTS

3.1 Grant of Stock Appreciation Rights

     The Committee may, in its discretion, grant Stock Appreciation Rights in connection with all or any part of an option granted under the Plan. Any Stock Appreciation Right granted in connection with an option shall be governed by the terms of the Stock Option agreement and the Plan.

3.2 Exercise of Stock Appreciation Rights

     Stock Appreciation Rights shall become exercisable under the Stock Option terms set forth in Section 2.5 but shall be exercisable only when the Fair Market Value of the shares subject thereto exceeds the option price of the related option.

3.3 Method of Exercise

(a) Stock Appreciation Rights shall permit the Participant, upon exercise of such rights, to surrender the related option, or any portion thereof, and to receive, without payment to the Company (except for applicable withholding taxes), an amount equal to the excess of the Fair Market Value over the option price. Such amount shall be paid in shares of Common Stock valued at Fair Market Value on the date of exercise.

(b) Upon the exercise of a Stock Appreciation Right and surrender of the related option, or any portion thereof, such option, to the extent surrendered, shall be terminated, and the shares covered by the option so surrendered shall no longer be available for purposes of the Plan.

                   ARTICLE IV - PERFORMANCE RESTRICTED SHARES

4.1 Grant of Performance Restricted Shares

     The Committee may from time to time grant Performance Restricted Shares to Participants under which payment may be made in shares of Common Stock if the performance of the Company meets certain goals established by the Committee. Such Performance Restricted Shares shall be subject to the provisions of the Plan terms and conditions, and, if earned, a Vesting Period and a Restriction Period as the Committee shall determine.

4.2 Performance Restricted Share Agreement

     Each grant of Performance Restricted Shares shall be evidenced by a written agreement between the Company and Participant to whom such shares are granted. The agreement shall specify the number of Performance Restricted Shares granted, the terms and conditions of the grant, the duration of the Performance Period, the performance goals to be achieved, and the Vesting Period and the Restriction Period applicable to shares of Common Stock earned.

4.3 Common Stock Equivalent

     Each Performance Restricted Share shall be credited to an account to be maintained for each such Participant during the Performance Period and shall be deemed to be the equivalent of one share of Common Stock. At the conclusion of the Performance Period, Performance Restricted Shares earned, if any, shall be converted to shares of Common Stock subject to a Vesting Period and a Restriction Period.

4.4 Performance Measures

     Performance Restricted Share awards shall be conditioned upon the Company's attainment of a specified goal with respect to one or more of the following performance measures: (i) total shareholder return; (ii) EVA as defined below;
(iii) return on shareholders' equity; (iv) return on capital; (v) earnings per share; (vi) sales; (vii) earnings; (viii) cash flow; and (ix) operating income. EVA equals the dollar amount arrived at by taking net operating profit after taxes and subtracting a charge for the use of the capital needed to generate that profit. The Committee shall determine a minimum performance level below which no Performance Restricted Shares shall be payable and a performance schedule under which the number of shares earned may be less than, equal to, or greater than the number of Performance Restricted Shares granted based upon the Company's performance. The Committee may adjust the performance goals and measurements to reflect significant unforeseen events; provided, however, that the Committee may not make any such adjustment with respect to any award of Performance Restricted Shares to an individual who is then a "covered employee" as such term is defined in Regulation 1.162-27(c)(2) promulgated under Section 162(m), if such adjustment would cause compensation pursuant to such Performance Restricted Share award to cease to be performance-based compensation under
Section 162(m).

4.5 Performance Period

     The Committee shall establish a Performance Period applicable to each grant of Performance Restricted Shares. Each such Performance Period shall commence on January 1 of the calendar year in which grants are made. There shall be no limitation on the number of Performance Periods established by the Committee, and more than one Performance Period may encompass the same calendar year. The Committee may shorten any Performance Period if it determines that unusual or unforeseen events so warrant.

4.6 Dividend Equivalents During Performance Period

     Unless otherwise provided by the Committee, a Participant shall be entitled to receive Dividend Equivalents during the Performance Period which shall be deemed to have been reinvested in additional Performance Restricted Shares at the same time as such underlying Common Stock cash dividend is paid. Performance Restricted Shares granted through such reinvestment shall be credited to the Participant's account and shall be payable to the Participant in the same manner and at the same time as the Performance Restricted Shares with respect to which such Dividend Equivalents were issued.

4.7 Right to Payment of Performance Restricted Shares

     (a) At the conclusion of the Performance Period, the Committee shall determine the number of Performance Restricted Shares, if any, which have been earned on the basis of Company performance in relation to the established performance goals. In no event shall such number exceed 300% of the shares contingently granted.

(b) Performance Restricted Shares earned shall be converted to shares of Common Stock and shall be represented by book entry or by a stock certificate registered in the name of the Participant. Certificates evidencing such shares shall be held in custody by the Company until the restrictions thereon are no longer in effect. After the lapse or waiver of the restrictions imposed, the Company shall deliver in the Participant's name one or more stock certificates, free of restrictions, evidencing the shares of Common Stock to which the restrictions have lapsed or been waived.

4.8 Vesting Period

     At the time a Performance Restricted Share grant is made, the Committee shall establish a period of time (the "Vesting Period") applicable to such shares earned, if any, which shall begin at the end of the Performance Period. During the Vesting Period, Performance Restricted Shares shall be subject to the risk of forfeiture. The Committee may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service and such other factors as the Committee may determine.

4.9 Restriction Period

     At the time a Performance Restricted Share grant is made, the Committee shall establish a period of time (the "Restriction Period") applicable to such shares earned, if any, which shall begin at the end of the Performance Period. During the Restriction Period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise dispose of Performance Restricted Shares that have been earned. The Committee may provide for the lapse of such restrictions in installments, in whole or in part, based on service and such other factors as the Committee may determine.

4.10 Other Terms and Conditions

     Performance Restricted Shares earned and restricted shares received with respect to such shares shall be subject to the following terms and conditions:

(a) Except as otherwise provided in the Plan or in the Performance Restricted Share agreement, the Participant shall have all the rights of a shareholder of the Company, including the right to vote the shares.

(b) Cash dividends paid with respect to Performance Restricted Shares shall be reinvested to purchase additional shares of Common Stock that shall be subject to the same terms, conditions, and restrictions that apply to the Performance Restricted Shares with respect to which such dividends were issued.

(c) Except as otherwise provided in the Plan or in the Performance Restricted Share agreement, upon termination of a Participant's employment, all unvested shares subject to restriction shall be forfeited by the Participant.

4.11 Termination of Employment Provisions During a Performance Period

(a) In the event a Participant terminates employment during a Performance Period by reason of death, Disability, or Retirement, the Participant shall be entitled to the full number of shares earned, if any, as long as the Participant had completed a minimum of one year of employment during the Performance Period. If the termination of employment is by reason of death or Disability, all other restrictions shall lapse and shares of Common Stock shall be issued to the Participant or the Participant's designated beneficiary following the Performance Period. If the termination of employment is by reason of Retirement, any applicable Restriction Period shall continue in effect, but in no event beyond the end of the three-year period following the Participant's Retirement. Following the expiration of such Restriction Period, shares of Common Stock shall be issued to the Participant. In the event the Participant had not completed one year of employment during the Performance Period, the Participant shall forfeit all rights to earn such Performance Restricted Shares.

(b) If a Participant terminates employment for any reason other than death, Disability, or Retirement, the Participant shall forfeit all rights to earn such Performance Restricted Shares.

(c) Notwithstanding Sections 4.11(a) and 4.11(b), in the event a Participant's employment is terminated under special circumstances, the Committee may, in its sole discretion, continue a Participant's rights to earn any or all Performance Restricted Shares and waive, in whole or in part, any or all remaining restrictions.

4.12 Termination of Employment Provisions Following a Performance Period

(a) In the event a Participant terminates employment following a Performance Period by reason of death, Disability, or Retirement, all Performance Restricted Shares earned shall immediately vest. If the termination of employment is by reason of death or Disability, all other restrictions shall lapse and shares of Common Stock shall be issued to the Participant or the Participant's designated beneficiary. If the termination of employment is by reason of Retirement, any applicable Restriction Period shall continue in effect, but in no event beyond the end of the three-year period following the Participant's Retirement. Following the expiration of such Restriction Period, shares of Common Stock shall be issued to the Participant.

(b) If a Participant terminates employment for any reason other than death, Disability, or Retirement, the Participant shall forfeit all Performance Restricted Shares subject to the Vesting Period. Any applicable Restriction Period shall continue in effect, but in no event beyond the end of the three-year period following the Participant's date of termination of employment. Following the expiration of such Restriction Period, shares of Common Stock shall be issued to the Participant.

(c) Notwithstanding Sections 4.12 (a) and 4.12 (b), in the event a Participant's employment is terminated under special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all remaining restrictions.

4.13 Change in Control Provisions

     In the event of any Change in Control, all Performance Restricted Shares earned shall immediately vest and restrictions shall lapse on all shares subject to restrictions as of the date of such Change in Control. Further, all Performance Restricted Shares granted, including those granted pursuant to Dividend Equivalents, shall be deemed to have been earned to the maximum extent permitted pursuant to Section 4.4 for any Performance Period not yet completed as of the effective date of such Change in Control.

              ARTICLE V - RESTRICTED STOCK AWARDS AND STOCK AWARDS

5.1  Award of Restricted Stock and Stock Awards

     The Committee may grant Restricted Stock Awards to officers and key employees of the Company subject to such terms and conditions as the Committee shall determine, provided that each Restricted Stock Award shall be subject to a Restriction Period. The Committee may also grant Stock Awards. Restricted Stock Awards and Stock Awards shall be used for the purposes of recruitment, recognition, and retention of key employees vital to the Company's success and may be issued independent of or in lieu of other compensation payable to a Participant. The Committee may, in its sole discretion, require a Participant to deliver consideration in form of services or cash as a condition to the grant of a Restricted Stock Award or Stock Award.

5.2  Restricted Stock Award and Stock Award Agreements

     Each Restricted Stock Award shall be evidenced by a written agreement between the Company and the Participant to whom such award is granted and a Stock Award will be evidenced by a written agreement in the event that the Committee determines that an agreement is appropriate. The agreement shall specify the number of shares awarded, the terms and conditions of the award and, in the case of a Restricted Stock Award, the Restriction Period and the consequences of forfeiture.

5.3  Awards and Certificates

     Shares of Common Stock awarded pursuant to a Restricted Stock Award or a Stock Award shall be registered in the name of the Participant. Certificates evidencing Restricted Stock Awards shall be held in custody by the Company until the restrictions thereon are no longer in effect. After the lapse or waiver of the restrictions imposed upon the Restricted Stock Award, the Company shall deliver in the Participant's name one or more stock certificates, free of restrictions, evidencing the shares of Common Stock subject to the Restricted Stock Award to which the restrictions have lapsed or been waived.

5.4  Restriction Period

     At the time a Restricted Stock Award is made, the Committee shall establish a period of time (the "Restriction Period") applicable to such award during which the shares of restricted stock are subject to the risk of forfeiture and the Participant shall not be permitted to sell, assign, transfer, pledge, or otherwise dispose of such shares. The Committee may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service and such other factors as the Committee may determine.

5.5  Other Terms and Conditions of Restricted Stock Awards

     Shares of Common Stock subject to Restricted Stock Awards shall be subject to the following terms and conditions:

(a) Except as otherwise provided in the Plan or in the Restricted Stock Award agreement, the Participant shall have all the rights of a shareholder of the Company, including the right to vote the shares.

(b) Cash dividends paid with respect to Common Stock subject to a Restricted Stock Award shall be reinvested to purchase additional shares of Common Stock that shall be subject to the same terms, conditions, and restrictions that apply to the Restricted Stock Award with respect to which such dividends were issued.

(c) Except as otherwise provided in the Plan or in the Restricted Stock Award agreement, upon termination of a Participant's employment, all shares subject to restriction shall be forfeited by the Participant.

5.6  Termination of Employment

(a) In the event a Participant terminates employment during the Restriction Period by reason of death or Disability, restrictions shall lapse on all shares subject to restriction at the time of such termination.

(b) In the event a Participant terminates employment during the Restriction Period by reason of Retirement, restrictions shall lapse on a proportion of any shares subject to restriction at the time of such Retirement. Any applicable Restriction Period shall continue in effect, but in no event beyond the end of the three-year period following the Participant's Retirement. The number of shares upon which the restrictions shall lapse shall be prorated for the number of months of employment during the Restriction Period prior to the Participant's termination of employment.

(c) If a Participant terminates employment for any reason other than death, Disability, or Retirement, the Participant shall forfeit all shares subject to restriction.

(d) Notwithstanding Sections 5.6 (a), 5.6 (b) and 5.6 (c), in the event a Participant's employment is terminated under special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all remaining restrictions.

5.7  Change in Control Provisions

     In the event of any Change in Control, all restrictions applicable to any outstanding Restricted Stock Award shall lapse as of the date of such Change in Control.

                      ARTICLE VI - CASH INCENTIVE AWARDS

 6.1 Granting of Awards

     The Committee, in its discretion, may grant Cash Incentive Awards to Participants. Each Cash Incentive Award shall be conditioned upon the Company's attainment of a specified goal with respect to one or more Performance Measures during the applicable Performance Period. The Committee shall determine a minimum performance level below which the Cash Incentive Award shall not be payable. The Committee may adjust the performance goals and measurements to reflect significant unforeseen events; provided, however, that the Committee may not make any such adjustment with respect to any Cash Incentive Award to an individual who is then a "covered employee" as such term is defined under
Section 162(m), if such adjustment would cause compensation pursuant to such Cash Incentive Award to cease to be performance-based compensation under Section 162(m).

6.2  Other Award Terms

     The Committee may, in its sole discretion, establish certain additional performance-based conditions that must be satisfied by the Company, a business unit or the Participant as a condition precedent to the payment of all or a portion of any Cash Incentive Awards. Such conditions precedent may include, among other things, the receipt by a Participant of a specified annual performance rating and the achievement of specified performance goals by the Company, business unit or Participant.

6.3  Maximum Amount Available for Awards

     The maximum amount payable to any one Participant pursuant to a Cash Incentive Award with respect to any one year shall be $3,000,000.


             ARTICLE VII - TAX WITHHOLDING AND DEFERRAL OF PAYMENT

7.1  Tax Withholding

(a) The Company may withhold from any payment of cash or Common Stock to a Participant or other person pursuant to the Plan an amount sufficient to satisfy any required withholding taxes, including the Participant's Social Security and Medicare taxes ("FICA") and federal, state and local income tax with respect to income arising from the payment of the award. The Company shall have the right to require the payment of any such taxes before delivering payment or issuing Common Stock pursuant to the award.

(b) At the discretion of the Committee, share tax withholding may be included as a term of any grant of Stock Options, Stock Appreciation Rights, Performance Restricted Shares, Restricted Stock Award and Stock Award.

(c) Share tax withholding shall entitle the Participant to elect to satisfy, in whole or in part, any tax withholding obligations in connection with the issuance of shares of Common Stock earned under the Plan by requesting that the Company either:

     (i)  withhold shares of Common Stock otherwise issuable to the Participant;
          or

     (ii) accept delivery of shares of Common Stock previously owned by the Participant.

     In either case, the Fair Market Value of such shares of Common Stock will generally be determined on the date of exercise for Stock Options and Stock Appreciation Rights, the date following the Restriction Period for Performance Restricted Shares and Restricted Stock Awards and on the grant date for Stock Awards.

(d) Notwithstanding any other provision hereof to the contrary, the Committee, in its sole discretion may at any time suspend, terminate, or disallow any or all entitlements to share tax withholding previously granted or extended to any Participant.

7.2  Deferral of Payment

     At the discretion of the Committee, a Participant may be offered the right to defer the receipt of all or any portion of the Common Stock distributable to such Participant with respect to Performance Restricted Shares, Restricted Stock Awards or Stock Awards. Such right shall be exercised by execution of a written agreement by the Participant: (i) with respect to Restricted Stock Awards, prior to the expiration of the applicable Restriction Period; (ii) with respect to Performance Restricted Shares, prior to the expiration of the applicable Vesting Period; and (iii) with respect to Stock Awards, prior to the deadline established by the Committee for such award. Upon any such deferral, the number of shares of Common Stock subject to the deferral shall be converted to stock units and a stock unit account shall be maintained by the Company on behalf of the Participant. Such stock units shall represent only a contractual right and shall not represent any interest in or title to Common Stock. Such units shall be entitled to earn dividend equivalents. All other terms and conditions of deferred payments shall be as contained in said written agreement.


                        ARTICLE VIII - OTHER PROVISIONS

8.1  Adjustment in Number of Shares and Option Prices

     Grants of Stock Options, Stock Appreciation Rights, Performance Restricted Shares, Restricted Stock Awards and Stock Awards shall be subject to adjustment by the Committee as to the number and price of shares of Common Stock or other considerations subject to such grants in the event of changes in the outstanding shares by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant. In the event of any such change in the outstanding shares, the aggregate number of shares available under the Plan may be appropriately adjusted by the Committee.

8.2  No Right to Employment

     Nothing contained in the Plan, nor in any grant pursuant to the Plan, shall confer upon any Participant any right with respect to continuance of employment by the Company or its subsidiaries, nor interfere in any way with the right of the Company or its subsidiaries to terminate the employment or change the compensation of any employee at any time.

8.3  Nontransferability

     A Participant's rights under the Plan, including the right to any shares or amounts payable may not be assigned, pledged, or otherwise transferred except, in the event of a Participant's death, to the Participant's designated beneficiary or, in the absence of such a designation, by will or by the laws of descent and distribution; provided, however, that the Committee may, in its discretion, at the time of grant of a Nonstatutory Stock Option or by amendment of an option agreement for an Incentive Stock Option or a Nonstatutory Stock Option, provide that Stock Options granted to or held by a Participant may be transferred, in whole or in part, to one or more transferees and exercised by any such transferee, provided further that (i) any such transfer must be without consideration; (ii) each transferee must be a member of such Participant's "immediate family" or a trust, family limited partnership or other estate planning vehicle established for the exclusive benefit of one or more members of the Participant's immediate family; and (iii) such transfer is specifically approved by the Committee following the receipt of a written request for approval of the transfer; and provided further that any Incentive Stock Option which is amended to permit transfers during the lifetime of the Participant shall, upon the effectiveness of such amendment, be treated thereafter as a Nonstatutory Stock Option. In the event a Stock Option is transferred as contemplated in this Section, such transfer shall become effective when approved by the Committee and such Stock Option may not be subsequently transferred by the transferee other than by will or the laws of descent and distribution. Any transferred Stock Option shall continue to be governed by and subject to the terms and conditions of this Plan and the relevant option agreement, and the transferee shall be entitled to the same rights as the Participant as if no transfer had taken place. As used in this Section, "immediate family" shall mean, with respect to any Participant, any spouse, child, stepchild or grandchild, and shall include relationships arising from legal adoption.

8.4  Compliance with Government Regulations

(a) The Company shall not be required to issue or deliver shares or make payment upon any right granted under the Plan prior to complying with the requirements of any governmental authority in connection with the authorization, issuance, or sale of such shares.

(b) The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the Commonwealth of Pennsylvania applicable to contracts entered into and performed entirely in such State.

8.5  Rights as a Shareholder

     The recipient of any grant under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for shares of Common Stock are issued to such recipient or such shares are represented by book entry in the name of such recipient.

8.6  Unfunded Plan

     Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or separate funds. With respect to any payment not yet made to a Participant, nothing contained herein shall give any Participant any rights that are greater than those of a general creditor of the Company.

8.7  Foreign Jurisdiction

     The Committee shall have the authority to adopt, amend, or terminate such arrangements, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to make available tax or other benefits of the laws of foreign countries in order to promote achievement of the purposes of the Plan.

8.8  Other Compensation Plans

     Nothing contained in this Plan shall prevent the Company from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required.

8.9  Termination of Employment - Certain Forfeitures

     Notwithstanding any other provision of the Plan (other than provisions regarding Change in Control, including without limitation Sections 2.5(d), 4.13 and 5.7 which shall apply in all events) and except for Performance Restricted Shares, Restricted Stock Awards or Stock Awards which would otherwise be free of restrictions and the receipt of which has been deferred pursuant to Section 7.2, a Participant shall have no right to exercise any Stock Option or Stock Appreciation Right or receive payment of any Performance Restricted Share or Restricted Stock Award if: (i) the Participant is discharged for willful, deliberate, or gross misconduct as determined by the Committee in its sole discretion; or (ii) if following the Participant's termination of employment with the Company and, within a period of three years thereafter, the Participant engages in any business or enters into any employment which the Committee in its sole discretion determines to be either directly or indirectly competitive with the business of the Company or substantially injurious to the Company's financial interest (the occurrence of an event described above in (i) or (ii) of this Section 8.9 shall be referred to herein as "Injurious Conduct"). Furthermore, notwithstanding any other provision of the Plan to the contrary, in the event that a Participant receives or is entitled to cash or the delivery or vesting of Common Stock pursuant to an award during the 12 month period prior to the Participant's termination of employment with the Company or during the 24 months following the Participant's termination of employment, then the Committee, in its sole discretion, may require the Participant to return or forfeit the cash and/or Common Stock received with respect to such award (or its economic value as of (i) the date of the exercise of Stock Options or Stock Appreciation Rights; (ii) the date immediately following the end of the Restricted Period for Performance Restricted Shares or for Restricted Stock Awards; and (iii) the date of grant or payment with respect to Stock Awards or Cash Incentive Awards, as the case may be) in the event that the Participant engages in Injurious Conduct. A Participant may request the Committee in writing to determine whether any proposed business or employment activity would constitute Injurious Conduct. Such a request shall fully describe the proposed activity and the Committee's determination shall be limited to the specific activity so described. The Committee's right to require forfeiture under this Section 8.9 must be exercised within 90 days after the discovery of an occurrence triggering the Committee's right to require forfeiture but in no event later than 24 months after the Participant's termination of employment with the Company.

                     ARTICLE IX - AMENDMENT AND TERMINATION

9.1  Amendment and Termination

     The Board of Directors may modify, amend, or terminate the Plan at any time except that, to the extent then required by applicable law, rule, or regulation, approval of the holders of a majority of shares of Common Stock represented in person or by proxy at a meeting of the shareholders will be required to increase the maximum number of shares of Common Stock available for distribution under the Plan (other than increases due to adjustments in accordance with the Plan). No modification, amendment, or termination of the Plan shall adversely affect the rights of a Participant under a grant previously made to him without the consent of such Participant.

   ARTICLE X - EFFECTIVE DATE, DURATION OF PLAN AND TERMINATION OF PRIOR PLAN

10.1 Effective Date and Duration of Plan

     The Plan shall become effective immediately upon the approval and adoption thereof at the Annual Meeting of the shareholders on April 26, 1999. All rights granted under the Plan must be granted within ten years from its adoption date by the shareholders of the Company. Any rights outstanding ten years after the adoption of the Plan may be exercised within the periods prescribed under or pursuant to the Plan.

10.2 Termination of Grants Under the Prior Plan

     Upon the effective date of this Plan, no further grants or awards are permitted under the Prior Plan. All grants and awards under the Prior Plan that remain outstanding shall be administered and paid in accordance with the provisions of the Prior Plan.

                              [MAP APPEARS HERE]



[LOGO OF ARMSTRONG APPEARS HERE]         Printed in the United States of America

[LOGO]

                                                                      MARCH 1999


                                PLEASE HELP US
                           "RECYCLE THE READERSHIP"
                             OF THE ANNUAL REPORT

     Dear Armstrong Employee Shareholder:

     We'd like your help again this year.

     By limiting the quantity of annual reports we print, we can hold the line on costs, but we also want to ensure an adequate supply for the thousands of requests we get each year.

     If it's your custom to read through Armstrong's annual report, then discard it, you can help us keep our inventory at a safe level by returning it to us in good condition when you're through with it. (In fact, you may be among those employees who receive more than one copy because of unavoidable duplicate mailings by the trustees of our employee shareholder accounts.)

     If you're located outside Lancaster, we suggest that you return them to the employee relations/personnel manager for your location for bulk collection. If you're in the Lancaster area, you may send your copies directly in the company mail to:

                              Corporate Relations
                                 Building 701
                               Innovation Center
                              Lancaster, PA 17604

     Many thanks!
     Corporate Relations




        .  Please fold and detach card at perforation before mailing  .


THE SHARES OVER WHICH THE UNDERSIGNED HAS VOTING CONTROL WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED PARTICIPANT: IF NO DIRECTION IS MADE, IF THIS CARD IS NOT SIGNED, OR IF THE CARD IS NOT RECEIVED BY APRIL 20, 1999, THE SHARES OVER WHICH YOU HAVE VOTING CONTROL WILL BE VOTED IN THE SAME PROPORTION AS THOSE SHARES FOR WHICH THE TRUSTEE RECEIVES DIRECTION.

Please vote by filling in the appropriate boxes below.
If you plan to attend the Annual Meeting, please mark the Will Attend block.
An admission ticket will be mailed to you.                                                                    WILL ATTEND       [_]
------------------------------------------------------------------------------------------------------------------------------------
  ELECTION OF DIRECTOR FOR TERM TO EXPIRE IN 2001.                         FOR the                               WITHHOLD
  NOMINEE: JUDITH R. HABERKORN                                             nominee listed [_]                    AUTHORITY      [_]
                                                                                                              to vote for the
                                                                                                                  nominee
------------------------------------------------------------------------------------------------------------------------------------
  ELECTION OF THREE DIRECTORS FOR TERMS TO EXPIRE IN 2002.                 FOR all nominees                      WITHHOLD
  NOMINEES: H. Jesse Arnelle, Donald C. Clark and George A. Lorch          listed (except as                     AUTHORITY
  To withhold authority to vote for any individual nominee, write the      marked to the [_]                  to vote for all   [_]
  nominee's name below.                                                    contrary below)                        nominees

  __________________________             ___________________________
------------------------------------------------------------------------------------------------------------------------------------
  APPROVAL OF THE 1999 LONG-TERM INCENTIVE PLAN.                                     FOR [_]         AGAINST[_]       ABSTAIN  [_]

------------------------------------------------------------------------------------------------------------------------------------

In its discretion, the trustee is authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof. If necessary, cumulative voting rights will be exercised to secure the election of as many as possible of the Board of Directors' nominees.

             PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

FIDELITY INSTITUTIONAL RETIREMENT SERVICES CO.
P.O. BOX 9107                                                    [STAMP]
HINGHAM, MA 02043-9107



        . Please fold and detach card at perforation before mailing. .


ARMSTRONG RETIREMENT SAVINGS PLAN  [LOGO OF ARMSTRONG]   PARTICIPANT'S DIRECTION

To: FIDELITY MANAGEMENT TRUST CO., TRUSTEE UNDER THE RETIREMENT SAVINGS PLANS OF
    ARMSTRONG WORLD INDUSTRIES, INC.

In connection with the proxy materials I received relating to the Annual Meeting of Shareholders of Armstrong World Industries, Inc., to be held on Monday, April 26, 1999, I direct that you execute a proxy in the form solicited by the Board of Directors of Armstrong World Industries, Inc., with respect to all shares of Common Stock as to which I have the right to give voting directions under the Retirement Savings Plan for Hourly-Paid Employees of Armstrong World Industries, Inc., and the Retirement Savings Armstrong Stock Fund of the Retirement Savings and Stock Ownership Plan of Armstrong World Industries, Inc., as indicated on the reverse side. I understand you will hold these directions strictly confidential.

                                             Date________________, 1999

                             PLEASE MARK, SIGN (EXACTLY AS NAME APPEARS AT
                             LEFT), DATE AND MAIL THIS CARD PROMPTLY IN THE POSTAGE PREPAID RETURN ENVELOPE PROVIDED.
                             ---------------------------------------------------

                             --------------------Signature----------------------

                             THIS PARTICIPANT'S DIRECTION IS CONTINUED ON THE REVERSE SIDE.

                             [LOGO OF ARMSTRONG]

STOCK OWNERSHIP/ARMSTRONG STOCK FUND                   PARTICIPANT'S DIRECTION
TO: MELLON BANK, N.A., TRUSTEE FOR THE STOCK OWNERSHIP ARMSTRONG STOCK FUND OF
    THE RETIREMENT SAVINGS AND STOCK OWNERSHIP PLAN OF ARMSTRONG WORLD INDUSTRIES, INC.

In connection with the proxy materials I received relating to the Annual Meeting of Shareholders of Armstrong World Industries, Inc. to be held on Monday, April 26, 1999, I direct that you execute a proxy in the form solicited by the Board of Directors of Armstrong World Industries, Inc. with respect to all shares of Common Stock to which I have the right to give voting directions under the Stock Ownership Armstrong Stock Fund of the Retirement Savings and Stock Ownership Plan of Armstrong World Industries, Inc., as indicated below. I understand you will hold these directions strictly confidential.

THE SHARES OVER WHICH THE UNDERSIGNED HAS VOTING CONTROL WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER: IF NO DIRECTION IS MADE, THE SHARES OVER WHICH THE UNDERSIGNED HAS VOTING CONTROL WILL BE VOTED FOR THE LISTED NOMINEES IN THE ELECTION OF DIRECTORS AND FOR APPROVAL OF THE 1999 LONG-TERM INCENTIVE PLAN. IF THIS CARD IS NOT RECEIVED BY THE TRUSTEE BY THE CLOSE OF BUSINESS ON APRIL 20, 1999, THE SHARES OVER WHICH YOU HAVE VOTING CONTROL WILL BE VOTED IN THE SAME PROPORTION AS THOSE SHARES FOR WHICH THE TRUSTEE RECEIVES DIRECTION.

        THIS PARTICIPANT'S DIRECTION IS CONTINUED ON THE REVERSE SIDE.
              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.


--------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .

                                                            PLEASE MARK
                                                            YOUR VOTES AS    [X]
                                                            INDICATED IN
                                                            THIS EXAMPLE


The Board of Directors recommends a vote FOR

ELECTION OF ONE DIRECTOR FOR A TERM TO EXPIRE IN 2001.     NOMINEE:  Judith R. Haberkorn           APPROVAL OF THE 1999 LONG-TERM
                                                                                                    INCENTIVE PLAN.

              FOR                  WITHHOLD
          the nominee              AUTHORITY
            listed            to vote for nominee                                                   FOR       AGAINST       ABSTAIN

             [_]                     [_]                                                            [_]         [_]           [_]

ELECTION OF THREE DIRECTORS FOR TERMS TO EXPIRE IN 2002.    NOMINEES: H. Jesse Arnelle,
                                                            Donald C. Clark and George A. Lorch

               FOR all               WITHHOLD               To withhold authority to vote
           nominees listed           AUTHORITY              for any individual nominee,
          (except as marked         to vote for             write the nominee's name below.

           to the contrary)        all nominees             _______________________________

               [_]                     [_]

                                                                                                                              WILL
                                                                                                                             ATTEND
                                                                                If you plan to attend the Annual Meeting,
                                                                                   please mark the Will Attend block. An     [_]
                                                                                   admission ticket will be mailed to you.

                                                                                In their discretion, the trustee is authorized to
                                                                                vote upon such other business as may properly come
                                                                                before the meeting or any postponement or
                                                                                adjournment thereof. If necessary, cumulative voting
                                                                                rights will be exercised to secure the election of
                                                                                as many as possible of the Board of Director's
                                                                                nominees.

                                                                                Please mark, sign (exactly as name(s) appears to the
                                                                                left), date and mail this card promptly in the
                                                                                postage prepaid return envelope provided.

Signature ___________________________________  Date ______________________, 1999
--------------------------------------------------------------------------------

                             FOLD AND DETACH HERE

[LOGO OF ARMSTRONG APPEARS HERE]

                                                                      March 1999

                                PLEASE HELP US
                           "RECYCLE THE READERSHIP"
                             OF THE ANNUAL REPORT

Dear Armstrong Employee Shareholder:

We'd like your help again this year.

By limiting the quantity of annual reports we print, we can hold the line on costs, but we also want to ensure an adequate supply for the thousands of requests we get each year.

If it's your custom to read through Armstrong's annual report, then discard it, you can help us keep our inventory at a safe level by returning it to us in good condition when you're through with it. (In fact, you may be among those employees who receive more than one copy because of unavoidable duplicate mailings by the trustees of our employee shareholder accounts.)

If you're located outside Lancaster, we suggest you return them to the employee relations/personnel manager for your location for bulk collection. If you're in the Lancaster area, you may send your copies directly in the company mail to:

                              CORPORATE RELATIONS
                                 BUILDING 701
                               INNOVATION CENTER
                              LANCASTER, PA 17604

Many thanks!

Corporate Relations

                                    [LOGO]

ARMSTRONG WORLD INDUSTRIES, INC.                                       PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

George A. Lorch and Frank A. Riddick III and Deborah K. Owen, or any one or more of them, with power of substitution in each, are hereby authorized to represent the undersigned at the Annual Meeting of the Shareholders of Armstrong World Industries, Inc., to be held at the principal office of the Company, 2500 Columbia Avenue, in Lancaster, Pennsylvania, on Monday, April 26, 1999, at 10:00 a.m. local time, and at any postponement or adjournment thereof, and thereat to vote, as indicated below, the same number of shares as the undersigned would be entitled to vote if then personally present including shares, if any, credited to the undersigned's account under the Company's shareholder dividend reinvestment plan.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER; IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE LISTED NOMINEES IN THE ELECTION OF DIRECTORS, AND FOR APPROVAL OF THE 1999 LONG-TERM INCENTIVE PLAN.

                 THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
             PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

--------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .

                                                              Please mark
                                                              your votes as  [X]
                                                              indicated in
                                                              this example

The Board of Directors recommends a vote FOR

ELECTION OF ONE DIRECTOR FOR A TERM TO EXPIRE IN 2001.    NOMINEE: Judith R. Haberkorn              APPROVAL OF THE 1999 LONG-TERM
                                                                                                    INCENTIVE PLAN.
          FOR                 WITHHOLD
      The nominee             AUTHORITY
        listed           to vote for nominee                                                        FOR      AGAINST      ABSTAIN
         [_]                    [_]                                                                 [_]        [_]          [_]

ELECTION OF THREE DIRECTORS FOR TERMS TO EXPIRE IN 2002.  NOMINEES: H. Jesse Arnelle, Donald C.
                                                                    Clark and George A. Lorch
     FOR all           WITHHOLD
  nominees listed     AUTHORITY                           To withhold authority to vote for any individual
 (except as marked   to vote for                          nominee, write the nominee's name below.
  to the contrary)   all nominees
       [_]               [_]                              -----------------------------------
                                                                                                                               WILL
                                                                                   If you plan to attend the Annual Meeting,  ATTEND
                                                                                      please mark the Will Attend block. An    [_]
                                                                                      admission ticket will be mailed to you.

                                                                                   In their discretion, the Proxies are authorized
                                                                                   to vote upon such other business as may properly
                                                                                   come before the meeting or any postponement or
                                                                                   adjournment thereof. If necessary, cumulative
                                                                                   voting rights will be exercised to secure the
                                                                                   election of as many as possible of the Board of
                                                                                   Directors' nominees.

                                                                                   Please mark, sign (exactly as name(s) appears to
                                                                                   the left), date and mail this card promptly in
                                                                                   the postage prepaid return envelope provided.


Signature________________________Signature______________________Date_______,1999
________________________________________________________________________________

                             FOLD AND DETACH HERE